Exhibit 99.4
575 Lexington Avenue, New York, New York 10022
Tel: 212.906.9400 Fax: 212.935.5935
Appraisal of
Cedar Rim Apartments
7920 110th Avenue SE
Newcastle, Washington 98056

October 14, 2011
Mr. Trent Johnson
Vice President
CONCAP EQUITIES, INC.
4582 South Ulster Street, Suite 1100
Denver, CO 80237

Re:	Appraisal of Cedar Rim Apartments 7920 110th Avenue SE Newcastle, Washington 98056 KTR No. 11-1-00279
Dear Mr. Johnson:
In accordance with our agreement dated October 9, 2011, KTR Real Estate Advisors LLC (“KTR”) has performed an appraisal of the above referenced property and has communicated the results in the attached self-contained appraisal report. The purpose of this appraisal is to estimate the Market Value of the Leased Fee Interest in the subject property as of October 1, 2011. The property was inspected by a staff member of KTR on March 4, 2011, when the property was last appraised by KTR. The report has been prepared for CONCAP EQUITIES, INC. for client’s use in asset valuation and financial reporting purposes.
Situated as noted above, the subject property consists of a 4.37-acre site improved with a 104-unit, garden-style apartment complex. The subject was developed in 1981 and contains 109,824 square feet of rentable area. The property is operating at stabilized occupancy and is in good physical condition. The subject property is more fully described, legally and physically, within the attached report.
Based on the analysis contained in the attached report, the Market Value of the Leased Fee Interest in the subject property, as of October 1, 2011 is:
TWELVE MILLION DOLLARS
($12,000,000)
EXTRAORDINARY ASSUMPTION
KTR previously inspected the subject property on March 4, 2011. The scope of work of this appraisal did not include a physical inspection of the subject property. The values derived herein are based on the extraordinary assumption that the physical condition of the subject property has not materially changed since the date of our last inspection. Should this assumption be incorrect, the values reported herein may be materially impacted.
575 Lexington Avenue, New York, NY 10022
tel 212.906.9400  •  fax 212.935.5935

CONCAP EQUITIES, INC.
Cedar Rim Apartments
October 14, 2011
Page 2
The attached report, in its entirety, including all assumptions and limiting conditions, which is an integral part of, and inseparable from, this transmittal letter, contains the data, information, analyses and calculations upon which the value conclusion indicated herein are based. The report was prepared in compliance with the Uniform Standards of Professional Appraisal Practice (USPAP) as set forth by the Appraisal Foundation and in accordance with the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute.
It has been a pleasure to be of service to you. Please do not hesitate to call either Terence Tener at (212) 906-9403 or Thomas Tener at (212) 906-9499 with any questions you may have regarding our assumptions, observations or conclusions.
Respectfully submitted,
KTR REAL ESTATE ADVISORS LLC

By:	Terence Tener, MAI, ASA	By:	Thomas J. Tener
	Managing Partner		Managing Partner

By:	Shaun Kest
Appraiser

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page i

INTRODUCTION

Title Page
Letter of Transmittal
Table of Contents	i
Certificate of Appraisal	ii
Basic Assumptions and Limiting Conditions	iii
Subject Property Photographs & Maps	v

PREMISES OF THE APPRAISAL
Summary of Salient Facts and Conclusions	1
Property Identification	2
Sales History	2
Purpose and Scope of the Appraisal	2
Definition of Market Value	3
Property Rights Appraised	3
Intended Use and User	3
Exposure Time	4

PRESENTATION OF DATA
Regional and Area Analysis	5
Neighborhood Analysis	7
Site Analysis	8
Improvement Analysis	10
Zoning Analysis	13
Real Estate Assessments and Taxes	15
Apartment Market Analysis	16

ANALYSIS OF DATA AND CONCLUSIONS
Highest and Best Use	22
Valuation Process	23
Income Capitalization Approach	25
Sales Comparison Approach	33
Reconciliation and Final Value Conclusion	42

ADDENDA
Additional Subject Property Photographs
Submitted Information
Qualifications of the Appraiser
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page ii
CERTIFICATE OF APPRAISAL
We, Terence Tener, MAI, ASA, Thomas J. Tener and Shaun Kest certify that to the best of our knowledge and belief:
The statements of fact contained in this report are true and correct.
The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.
We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.
Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.
Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.
Shaun Kest has made a personal inspection of the property that is the subject of this report.
Terence Tener, MAI, ASA and Thomas J. Tener have not made a personal inspection of the property that is the subject of this report.
This appraisal was not prepared in conjunction with a request for a specific value or a value within a given range or predicated upon loan approval.
The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.
The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.
As of the date of this report, Terence Tener, MAI, ASA has completed the continuing education program of the Appraisal Institute.
Shaun Kest has been temporarily certified to transact business as a Real Estate General Appraiser in the State of Washington (License No. 9101922).
Terence Tener, MAI, ASA, Thomas Tener and Shaun Kest have extensive experience in the appraisal of similar properties.
We have appraised or provided any other services relative to the subject property in the past three years.
KTR REAL ESTATE ADVISORS LLC

By:	Terence Tener, MAI, ASA	By:	Thomas J. Tener	By:	Shaun Kest
	Managing Partner		Managing Partner		Appraiser
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page iii
BASIC ASSUMPTIONS AND LIMITING CONDITIONS
This appraisal report is subject to the following assumptions and limiting conditions:
1.	No responsibility is assumed for the legal description or for matters including legal or title considerations. Title to the property is assumed to be good and marketable unless otherwise stated.

2.	The property is appraised free and clear of any or all liens or encumbrances unless otherwise stated.

3.	Responsible ownership and competent property management are assumed.

4.	The information furnished by others is believed to be reliable. However, no warranty is given for its accuracy.

5.	All engineering is assumed to be correct. The plot plans and illustrative material in this report are included only to assist the reader in visualizing the property.

6.	It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them.

7.	It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined, and considered in the appraisal report.

8.	It is assumed that all applicable zoning and use regulations and restrictions have been complied with, unless nonconformity has been stated, defined, and considered in the appraisal report.

9.	It is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

10.	It is assumed that the utilization of the land and improvements is within the boundaries or property lines of the property described and that there is no encroachment or trespass unless noted in the report.

11.	The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

12.	Unless otherwise stated, possession of this report, or a copy thereof, does not carry with it the right of publication.

13.	The appraiser, by reason of this appraisal, is not required to give further consultation, testimony, or be in attendance in court with reference to the property in question unless arrangements have been previously made.

14.	Unless otherwise stated, neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraiser, or the firm with which the appraiser is connected) shall be disseminated to the public through advertising, public relations, news, sales, or other media without prior written consent and approval of the appraisers.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page iv
15.	Unless otherwise stated in this report, the existence of hazardous substances, including without limitation asbestos, polychlorinated biphenyls, petroleum leakage, or agricultural chemicals, which may or may not be present on the property, or other environmental conditions, were not called to the attention of nor did the appraiser become aware of such during the appraiser’s inspection. The appraiser has no knowledge of the existence of such materials on or in the property unless otherwise stated. The appraiser, however, is not qualified to test such substances or conditions. If the presence of such substances, such as asbestos, urea formaldehyde foam insulation, or other hazardous substances or environmental conditions, may affect the value of the property, the value is predicated on the assumption that there is no such condition on or in the property or in such proximity thereto that it would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

16.	The Americans with Disabilities Act (“ADA”) became effective January 26, 1992. The appraiser has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since the appraiser has no direct evidence relating to this issue, he did not consider possible non-compliance with the requirements of the ADA in estimating the value of the property.

17.	Former personal property items such as kitchen and bathroom appliances are now either permanently affixed to the real estate or are implicitly part of the real estate in that tenants expect the use of such items in exchange for rent and never gain any of the rights of ownership. Furthermore, the intention of the owners is not to remove the articles which are required under the implied or express Warranty of Habitability. The accounting for the short-lived nature of such items is reflected in a reserves for replacement expense category.
EXTRAORDINARY ASSUMPTION
KTR previously inspected the subject property on March 4, 2011. The scope of work of this appraisal did not include a physical inspection of the subject property. The values derived herein are based on the extraordinary assumption that the physical condition of the subject property has not materially changed since the date of our last inspection. Should this assumption be incorrect, the values reported herein may be materially impacted.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page v
SUBJECT PROPERTY PHOTOGRAPHS
View of typical building
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page vi
REGIONAL MAP
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page vii
NEIGHBORHOOD MAP
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 1
SUMMARY OF SALIENT FACTS AND CONCLUSIONS

Date of Value	October 1, 2011

Date of Inspection	March 4, 2011

Property Name	Cedar Rim Apartments

Property Address	7920 110th Avenue SE
Newcastle, Washington 98056

Property Location	East side of 110th Avenue SE, in Newcastle, Washington.

Tax Identification	3343300800.

Purpose of the Appraisal	To estimate the Market Value of the Leased Fee Interest in the subject property, free and clear of financing.

Site Size	Irregular shaped site that contains a total of 4.37 acres

Zoning	R — 24 (Urban Residential)

Improvements	A 104-unit garden apartment complex completed in 1981 with 13 apartment buildings, hot tub, barbeque area and mature landscaping. The property is operating at stabilized occupancy and is in good physical condition.

2012 Assessed Value	$14,879,000

Highest and Best Use
As If Vacant	Residential development.
As Improved	Continued use of the existing improvements.

VALUATION INDICATIONS
Income Capitalization	$12,000,000
Stabilized NOI	$660,494
Cap Rate	5.5%
Value per Unit	$115,385
Value per Sq Ft	$109.27
Sales Comparison	$12,000,000
Value per Unit	$115,385
Value per Sq Ft	$109.27
Cost Approach	N/A
APPRAISED VALUE	$12,000,000
Value per Unit	$115,385
Value per Sq Ft	$109.27
EXTRAORDINARY ASSUMPTION
KTR previously inspected the subject property on March 4, 2011. The scope of work of this appraisal did not include a physical inspection of the subject property. The values derived herein are based on the extraordinary assumption that the physical condition of the subject property has not materially changed since the date of our last inspection. Should this assumption be incorrect, the values reported herein may be materially impacted.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 2
PREMISES OF THE APPRAISAL

Identification	The subject property consists of the land and improvements at 7920 110th Avenue SE within Newcastle, King County, Washington. The King County Assessor identifies the property as Tax Parcel Identification Number 3343300800. The property consists of a 4.37-acre site improved with 104-unit garden apartment complex known as Cedar Rim Apartments.

Sales History of the Subject Property	According to public records, the current owner of the subject property is Cedar Rim Apartments LLC, who has owned the property since April 2009, when it was transferred by Consolidated Capital Institutional Properties/3 LP a related party. We are not aware of any transfers of ownership within the three-year period prior to the effective date of value. It is our understanding that the subject property is not being listed for sale and we are not aware of any contracts of sale pending as of the date this report was prepared.

Purpose and Scope of the Appraisal	The purpose of the appraisal is to estimate the market value of the subject property as of the date of value. It is the intent of the appraisers that the analysis, opinions and conclusions of this report be considered an unbiased, objective investigation performed by a disinterested third party with complete objectivity as to the outcome of the analysis.

According to the Appraisal Institute’s Code of Professional Ethics and Uniform Standards of Professional Appraisal Practice, the scope of the appraisal is cited as “the extent of the process of collecting, confirming, and reporting data” included in an appraisal report. All appropriate data deemed pertinent to the solution of the appraisal problem has been collected and confirmed. In our appraisal of the subject property, we have:

1. Inspected the subject property and its environs.

2. Reviewed demographic and other socioeconomic trends pertaining to the city and region.

3. Examined regional apartment market conditions, with special emphasis on the subject property’s apartment submarket.

4. Investigated lease and sale transactions involving comparable properties in the influencing market.

5.   Reviewed the existing rent roll and discussed the leasing status with the building manager and leasing agent. In addition, we have reviewed the subject property’s recent operating history and those of competing properties.

6. Utilized appropriate appraisal methodology to derive estimates of value.

7. Reconciled the estimates of value into a single value conclusion.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 3

Definition of Market Value	The definition of Market Value used in this appraisal report is taken from the Appraisal Institute’s The Dictionary of Real Estate Appraisal, Fifth Edition, Chicago, Illinois, Appraisal Institute, 2010, which states:

“The most probable price that a property should bring in a competitive and open market under all conditions requisite to a fair sales, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1. Buyer and seller are typically motivated;

2. Both parties are well informed or well advised, and acting in what they consider their best interests;

3. A reasonable time is allowed for exposure in the open market;

4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.”

Property Rights Appraised	The interest being appraised is the Leased Fee Interest. Leased Fee Interest is defined in The Dictionary of Real Estate Appraisal, Fifth Edition, Chicago, Illinois, Appraisal Institute, 2010, as:

An ownership interest where the possessory interest has been granted to another party by creation of a contractual landlord tenant relationship, i.e. a lease. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

Intended Use and Intended User	The intended user of this report is CONCAP EQUITIES INC. It is understood that this appraisal will be utilized by the intended user as an aid in asset evaluation and financial reporting. All others reading or relying on this appraisal report are considered unintended users of this appraisal. The appraisal cannot be used for any other reason than that stated above. The appraisers are not responsible for unauthorized use of this report.

This appraisal has been prepared in compliance with the Uniform Standards of Professional Appraisal Practice (USPAP) as promulgated by the Appraisal Standards Board of the Appraisal Foundation as well as the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. The presentation of data and results of our analysis are presented in a Self-contained Report format as set forth under Standards Rule 2-2 of the USPAP.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 4

Exposure Time	According to the previously stated definition of Market Value, the property must be allowed a reasonable time to be exposed in the open market to achieve the appraised value. Exposure is defined by the Appraisal Institute, The Dictionary of Real Estate Appraisal, Fifth Edition, Chicago, Illinois, Appraisal Institute, 2010, as:

“1. The time a property remains on the market.

2. The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market.”

Exposure time is always presumed to occur prior to the effective date of the appraisal. The overall concept of reasonable exposure encompasses not only adequate, sufficient and reasonable time but also adequate, sufficient and reasonable effort. Exposure time is different for various types of real estate and value ranges and under various market conditions.

Review of transfer records suggests that there is an active investor market for good quality apartment properties; however, conventional sources of capital is somewhat limited and mortgage underwriting has remained conservative with a greater level of equity required to obtain financing in comparison to the period leading up to September 2008. These factors have impacted sales activity for most types of investment grade real estate.

We believe that if the subject property were exposed to the market for a reasonable period of time prior to the effective date of this appraisal, which we consider to be a period of up to 12 months, the subject property would transfer at an appropriate price, that is to say, the appraised value. Support for this exposure period is provided by the PwC Real Estate Investor Survey Third Quarter 2011, which indicates that marketing times for apartment properties in the national market range from none to 18 months. The average marketing time equates to 5.85 months, down from 7.16 months reported one year ago. This marketing period is supported by data in the local market.

We acknowledge that in appraising the property to sell after the aforementioned exposure period, we must place most emphasis on the buyer’s expectations and yield requirements. The value conclusion rendered for the property through implementation of the Income Capitalization Approach has been accorded most significance as this technique most closely emulates buyer’s expectations and yield requirements. The market value estimate concluded herein assumes an exposure and marketing period of up to 12 months has occurred.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 5

REGIONAL ANALYSIS

Overview	The subject is located in King County which is part of the Seattle-Tacoma-Bellevue Metropolitan Statistical Area (MSA). The MSA is comprised of three counties including King, Pierce and Snohomish. The Seattle metropolitan area is located in north western portion of the state.

Population	According to the U.S Census Bureau King County, the MSA and State all experienced positive population growth from 2000 to 2010. These trends are expected to continue through 2015. The following table illustrates the population statistics for the County, MSA and the State from 2000 through 2015.
HISTORICAL POPULATION AND PROJECTIONS

	2000	2010	2015	% Change	% Change
	Census	Estimate	Forecast	2000-2010	2009-2015
King County	1,737,034	1,911,496	2,031,374	10.0%	6.3%
Seattle-Tacoma-Bellevue MSA	3,043,877	3,412,918	3,639,858	12.1%	6.7%
Washington	5,894,121	6,690,746	7,162,483	1.4%	7.1%

Source:	U.S. Census Bureau

Economic Overview	According to the United States Bureau of Labor Statistics, the MSA’s total civilian labor force was 1,866,400 as of August 2011. The non-farm labor force as of August 2011 was 1,669,900. The unemployment rate stood at 8.7 percent as of August 2011, lower than the State as a whole and the National unemployment rate of 9.3 and 9.1 percent, respectively.

A majority of the MSA’s work force is employed in the Trade, Transportation and Utilities, Services, and Government sectors. Total employment in the MSA has increased by 2.1 percent over the past year. The largest increase was in the Professional Business Services sector, which had an increase over 7.3 percent over the prior year. The Construction and Government sectors had the only decreases over the prior year, both of which were 1.3 percent. The following table illustrates the diversification of the MSA’s work force as of August 2011, the most recent information available at the time of the report.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 6
SEATTLE-TACOMA-BELLEVUE MSA
WORK FORCE BY INDUSTRY — AS OF AUGUST 2011

	Number Employed	12-Month
Industry Category	(In Thousands)	Percent Change
Mining and Logging	1.1	0.0%
Construction	85.7	-1.3%
Manufacturing	175.8	4.8%
Trade, Transportation and Utilities	311.1	2.3%
Information	91.2	3.1%
Financial Activities	88.7	0.3%
Professional and Business Services	239.6	7.3%
Educational and Health Services	206.2	1.5%
Leisure and Hospitality	162.5	0.9%
Other Services	64.4	0.6%
Government	243.6	-1.3%
Total	1,669.9	2.1%

Notes:	Seasonally Adjusted

Source:	Bureau of Labor Statistics; Compiled by KTR

Transportation	Primary access in the County is provided by Interstates 5, 90 and 405. In addition, there are numerous state roads which provide access to the area. The Port of Seattle is a port district that runs Seattle’s seaport and airport. Among its facilities are the Seattle-Tacoma International Airport in SeaTac, the Shilshole Bay Marina, the Maritime Industrial Center and Fishermen’s Terminal on Salmon Bay. In addition it operates cargo terminals and a grain elevators on Smith Cove and numerous cargo terminals on Elliott Bay, Harbor Island and the Duwamish Waterway. The Port of Seattle also controls recreational and commercial moorage facilities and two cruise ship terminals.

Conclusions	The outlook for the area is relatively stable. The MSA has experienced slight employment increases over the past year. The transportation network in the MSA provides good access to the surrounding areas. Given the current state of the national economy, projecting the near term outlook remains uncertain. Considering the diversity within the MSA’s workforce, the proximity to large cities and a transportation network with good access to surrounding areas, the long-term outlook for the region remains positive.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 7

NEIGHBORHOOD ANALYSIS

Overview	The subject property is located in Newcastle an eastern suburb of Seattle. Newcastle is bordered by Bellevue to the north, Renton to the south, Issaquah to the east and Lake Washington to the west. Newcastle was one of the region’s earliest coal mining areas and its railroad link to Seattle was the first in King County. Coal delivered by rail from Newcastle’s mines to Seattle fueled the growth of the Port of Seattle and attracted railroads to the area, most notably the Great Northern Railway. Coal mining in the area stopped in the 1960s and the area is now a suburban community with most residents working in Seattle, Bellevue or Renton.

Population	The population in Newcastle grew by 28.4 percent from 2000 to 2010, greater than the growth rate of King County and the State of Washington. DemographicsNow.com projects that the growth in Newcastle will continue at a slower rate through 2015. The following table illustrates the population statistics for Newcastle, King County and the State of Washington from 2000 through 2015.
HISTORICAL POPULATION AND PROJECTIONS

	2000	2010	2015	% Change	% Change
	Census	Estimate	Projection	2000-2010	2010-2015
Newcastle	7,701	9,890	10,545	28.4%	6.6%
King County	1,737,034	1,911,496	2,031,374	10.0%	6.3%
State of Washington	5,894,121	6,690,746	7,162,483	13.5%	7.1%

Source:	DemographicsNow

Transportation	The subject neighborhood is well served by an extensive highway system including I-405. Several secondary thoroughfares also traverse the immediate area and include the Coal Creek Parkway. Public transportation is provided by Sound Transit and King County Metro Transit.

Surrounding Improvements	Surrounding improvements consist of garden style apartment complexes, vacant land and commercial uses.

Conclusion	The subject neighborhood is considered to be an attractive residential location because of its excellent highway access and proximity to Seattle’s Central Business District.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 8

SITE ANALYSIS

Location	East side of 110th Avenue SE, in Newcastle, Washington. The physical address of the property is 7920 110th Avenue SE.

Site Area	4.37 acres, which equates to 190,300 square feet.

Street Frontage	The subject has frontage along the east side of 110th Avenue SE.

Topography	The site has a steep upward slope from the 110th Avenue SE frontage.

Shape	The parcel is irregularly shaped.

Excess/Surplus Land	Traffic circulation throughout the property and an adequate number of parking spaces is provided on concrete paved drives and surface lots. The building setbacks allow for landscaped buffers, similar to surrounding properties. There does not appear to be excess or surplus land.

Utilities	All customary municipal services and utility hookups are provided.

Soil Information	No adverse conditions were readily apparent.

Flood Hazard	According to the Federal Emergency Management Agency (FEMA), the subject property is not in a flood zone. The corresponding map number is 53033C0675F which is a non-printed panel.

Easements and Encroachments	No title report or survey showing the location of easements was provided in connection with this assignment. Thus, it is not possible to make a definitive conclusion regarding any potential impacts on value of the location of any such easements or encroachments. Visual observations of the site revealed no adverse easements or encroachments. It appears as though the site is encumbered by utility and access easements typical of a developed site. It is specifically assumed that any easements, restrictions or encroachments that might appear against the title would have no adverse impact on marketability or value.

Environmental	No readily observable adverse environmental site conditions were noted. No environmental reports were provided for review.

Accessibility/Visibility	Ingress and egress to the property is via the 110th Avenue SE frontage. Accessibility of the site is good.

Improvements	A 104-unit garden apartment complex completed in 1981 with 13 apartment buildings, hot tub, barbeque area and mature landscaping. The property is operating at stabilized occupancy and is in good physical condition.

Conclusions	The physical attributes of the site are well suited for the existing development and use.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 9
SITE MAP
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 10

IMPROVEMENT ANALYSIS

Year Built/Renovated	The facility was completed in 1981 as a garden-style apartment complex. There was a major renovation of all of units within the last three years.

Layout & Configuration	The complex consists of 13 four-story garden apartment buildings containing 104 apartments with a rentable area of 109,824 square feet. The buildings are sited along internal drives that are integrated with the parking lots.

Leasable Area/Unit Mix	The following chart summarizes the unit mix and sizes of the various floor plans at the subject property as indicated by a review of client provided rent roll data and floor plans.
UNIT MIX AND FLOOR AREAS

Type	Mix		Size	Total Area
2 Bed/1 Bath	5		1,056	5,280
2 Bed/2 Bath	99		1,056	104,544
Totals/Averages	104	*	1,056	109,824

* Includes Office Unit
Source:	Client provided rent roll data and floor plans; compiled by KTR

Floor Plans	As indicated, the property offers predominately two-bedroom floor plans with two bathrooms. Some units have one bathroom; however, they are all the same size. Each floor plan provides a living room off a small entry foyer and dining room off the kitchen area. Washer and dryers are provided in all of the units. In addition each unit has a fire place and private balconies.

EXTERIOR
Structure	The foundations consist of reinforced concrete slabs, poured on grade. Structural framing is wood stud walls with interior gypsum-clad drywall.

Floors	The floors are constructed of engineered wood trusses. The ceiling heights are approximately 8 to 10 feet.

Walls	The exterior of the buildings are vinyl siding.

Windows	Individual unit windows are single pane glass set in aluminum frames. Entry doors are metal set in wood frames. Sliding glass doors provide access to the balconies.

Roof	The buildings have pitched roofs with composition shingles.

INTERIOR FINISHES Walls and Ceilings	Textured and painted drywall.

Flooring	Flooring consists of carpeting, wood and tile.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 11

Kitchens	Typical appliance package consisting of a refrigerator/freezer, full-size electric range with oven, microwave and dishwasher. Cabinets are wood and countertops are laminate.

Bathrooms	Shower/tub, toilet, vanity with sink and mirrored medicine cabinet. Tubs have a ceramic tile wainscoting.

Unit Amenities	The units have washer/dryer, fireplace, walk-in closets and balconies.

MECHANICAL SYSTEMS HVAC	Air and heat is provided by individual split systems with exterior condensers. The system is similar to competing properties.

Electric Service Plumbing	Adequate electric service is provided. Each apartment has a separate panel. Apartment-grade plumbing systems are installed. Each unit is serviced by an electric water heater.

Fire Protection	The subject property is not equipped with a fire sprinkler system. The apartments are fit with smoke detectors.

ANCILLARY AREAS
Landscaping	Landscaping is of mature vegetation. Native trees and shrubs are plentiful throughout the common areas and between buildings. Seasonal color is provided in beds along the main entrance points and near the pool and office area.

Parking	The internal drive incorporates the surface parking lots. There are approximately 300 parking spaces provided. The drives and parking lots are macadam paved.

Recreational Amenities	A hot tub, barbeque area and mature landscaping.

FF&E Personal Property	The subject property has office furnishings and equipment for the staff in the office and various chairs and tables for the barbeque area. Kitchen appliances are also part of personal property. The FF&E are similar to competitive properties.

CONDITION/MAINTENANCE
Exterior	Good condition. Overall maintenance appears adequate.

Roof	Good condition.

Interiors	Good condition. Overall maintenance appears adequate.

Common Area Amenities	Good condition. Overall maintenance appears adequate.

Sidewalks & Paving	Good condition. Overall maintenance appears adequate.

Landscaping	Good condition. Overall maintenance appears adequate.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 12

Environmental Conditions	No readily observable adverse conditions were noted during the site visit.

ELEMENTS OF DEPRECIATION	Based on our field inspection, we note that some elements of depreciation are present at the subject property.

Physical Deterioration	The overall physical condition is good with adequate maintenance levels. Physical deterioration is primarily limited to general aging and normal wear and tear. No material elements of deferred maintenance were noted during the appraiser’s inspection of the property. Carpet and mechanical equipment in the individual units are updated and/or replaced on an as-needed basis. According to Marshall Valuation Service, buildings similar to the subject property have an economic life of approximately 50 years. The actual chronological age of the property is 30 years. As a result of on-going maintenance, the effective age is estimated to be less than the actual age of the improvements. The effective age is estimated at 10 years.

Capital Improvements	No major capital improvements are planned in the near term.

Functional Obsolescence	The subject property’s design, systems and floor plans are consistent with traditional garden style apartment complexes. The property has operated at rental rates and occupancy levels that are consistent with that of other similar properties within the influencing market, attesting to its functional adequacy and market acceptance. Considering these factors, no adjustment for functional obsolescence is required.

External Obsolescence	External obsolescence is a loss in value resulting from conditions that are present outside the subject property and is usually incurable. No site-specific external obsolescence was noted.

Conclusions	The subject improvements have adequate functional utility, conform well to the general character of the neighborhood and are generally similar to competitors.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 13

ZONING ANALYSIS

Introduction	According to King County, the subject property is situated in an R — 24 Urban Residential District. The purpose of the urban residential zone (R) is to implement comprehensive plan goals and policies for housing quality, diversity, affordability and to efficiently use urban residential land, public services and energy. More specifically, the R — 24 District is intended to provide a mix of predominantly apartment and townhouse dwelling units, mixed-use and other development types, with a variety of densities and sizes in locations appropriate for urban densities.

The bulk restrictions in the R — 24 — Urban Residential District are summarized in the following table.
R — 24 — URBAN RESIDENTIAL DISTRICT

RESTRICTION	SIZE
Minimum lot area	None
Minimum lot width	30 Feet
Minimum street setback	10 Feet
Minimum interior setback	5 Feet
Maximum height	60 Feet
Maximum Units Per Acre	24
Minimum Parking Multifamily Uses (2-Bedroom Units)	1.7 spaces per unit

Source: King County Code of Ordinances; Compiled by KTR.

Conclusions	The subject is built to a density of 23.8 units per acre, within the maximum of 24 units per acre. According to management, there are approximately 300 parking spaces at the site, which is above the minimum requirement set forth by the zoning code. The subject property appears to represent a legal and conforming use with a legal and non-complying density.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 14
ZONING MAP
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 15

REAL ESTATE ASSESSMENTS AND TAXES

Overview	According to the King County tax record, the subject property is identified as Parcel Number 3343300800. The taxes are billed annually in May and are paid in November. The taxable value is multiplied by the current tax rate to calculate the taxes payable. Revaluations occur every year. The subject’s 2012 assessment is shown below.
SUBJECT PROPERTY ASSESSMENT

Land Value	Building Value	Taxable Value
$2,854,500	$12,024,500	$14,879,000

Source:	King County Auditor’s Office

Comparable Assessments	Similar properties within the area were surveyed to ascertain the reasonableness of the subject’s current assessment. The subject’s current assessment is $143,067 per unit. The comparables range between $109,667 and $180,033 per unit. The subject’s assessment is within the comparable range, based on discussions with the County Assessor, the assessment appears reasonable and has been processed.
TAX COMPARABLES

		Taxable	Year	Assessed	Assessment
Property Name	Tax ID	Value	Built	Units	Per Unit
Cedar Rim (Subject Property)	3343300800	$14,879,000	1981	104	$143,067
Marina Landing	3344500315	$20,398,000	1986	186	$109,667
Bella Vista	2296500200	$32,766,000	2000	182	$180,033
Newport Crossing	2824059026	$24,458,000	1990	192	$127,385

Source:	King County Assessor, compiled by KTR

Mill Rate	Mill rates have remained relatively stable over the past several years. The 2012 mill rate has not been released. The 2011 total mill rate applicable for all taxing authorities with jurisdiction over the subject property equates to $11.57147 per $1,000 of assessed value, which has been processed in the analysis.

Real Estate Tax Projection	Future increases in reassessments are expected to reflect annual increases near the anticipated inflation rate during the same period. Tax rates are expected to remain relatively stable. The total amount is anticipated to increase at a rate near the long-term average inflation rate

Tax Calculation	The subject’s real estate tax liability is calculated utilizing the current assessment and the current tax rate, which equates to $172,172. It is noted that there are additional taxes for Surface Water, Noxious Weeds and Conservation which have been billed and processed at approximately $8,100 for the 2011 tax year. The additional tax charges have not been released for the 2012 tax year. Since the 2008 tax year, the additional taxes have grown by approximately 12.5 percent, annually; therefore the additional taxes have been grown by this percentage and rounded to the amount of $9,100. Combining the taxes payable and additional taxes equates to $181,172, which has been processed in the valuation.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 16

APARTMENT MARKET ANALYSIS

Area Housing Market	According to a market study performed by the O’Connor Consulting Group, LLC (OCGP), the subject is located in the South End submarket. The immediate area is comprised of garden style apartment complexes, vacant land and commercial uses. OCGP indicates that as of the March 2011, the most recent data available, the vacancy rate in the submarket was 4.4 percent, lower than the previous year vacancy rate of 5.5 percent. The comparables have one-, two- and three-bedroom units. As the subject consists solely of two-bedroom units, only the two-bedroom units from the comparables have been analyzed.

Subject Property	The subject units have average sizes and finishes consistent with that of the market. According to the September 25, 2011 rent roll, the subject’s current contract rents average $1,279.21 per month. The two-bedroom/one bathroom apartments range between $1,146.00 and $1,359.00 per month and the two-bedroom/two bathroom units range between $993.00 and $1,499.00 per month.

Per the rent roll, there were three units reported to be vacant. The asking rents for the two-bedroom/one bathroom apartments is $1,219 per month and the two-bedroom/two bathroom units range between $1,229 and $1,529 per month.

Competitive Set	In order to determine the reasonableness of the subject’s asking rents, a survey of comparable apartment complexes in the market was conducted. The subject competes with a number of properties in the area. All of the properties are in close proximity of the subject and define the range of property, unit types and rental rates available in the market. The information regarding the rent comparables was obtained through physical inspections and direct interviews of rental agents and property managers. The following map illustrates the location of the comparable properties in relation to the subject. Data sheets summarizing details of the comparable properties follow the map.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 17
COMPARABLE RENTAL MAP
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 18

COMPARABLE RENTAL 1	Marina Landing
1300 North 20th Street
Renton, WA 98056

Units	186

Year Built	1986

Occupancy	91%

Amenities	Washer/dryer, walk-in closets, patio or balcony, fireplaces and kitchens with standard appliances. Complex amenities include a swimming pool, spa, sauna, fitness center and some covered parking spaces.

Concessions	Prices change often and rents for individual floor plans are reduced as needed to help bolster occupancy. There are currently no concessions being offered at this comparable.
RENTAL DATA

Type	Size	Rent	Rent/SF
2 Bed/1 Bath	889	$1,185-$1,335	$1.30-$1.50
2 Bed/2 Bath	974	$1,255-$1,405	$1.29-$1.44

Comments	Property is located approximately 1.6 miles south of the subject property. This property is in similar condition; however, it has superior views and amenities.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 19

COMPARABLE RENTAL 2	Newport Crossing
Coal Creek Parkway SE
Newcastle, WA 98059

Units	192

Year Built	1990

Occupancy	98%

Amenities	Washer/dryer, vaulted ceilings, walk-in closets, fireplaces, garages, deck/balcony and kitchens with standard appliances. Complex amenities include a swimming pool, spa/hot tub and fitness center.

Concessions	Prices change often and rents for individual floor plans are reduced as needed to help bolster occupancy. There are currently no concessions being offered at this comparable.
RENTAL DATA

Type	Size	Rent	Rent/SF
2 Bed/1 Bath	884-928	$1,059-$1,218	$1.14-$1.38
2 Bed/2 Bath	1,191-1,385	$1,180-$1,290	$0.85-$1.08

Comments	Property is located approximately 1.3 miles west of the subject property. This property is in similar condition; however, it has superior amenities.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 20

COMPARABLE RENTAL 3	Bella Vista Lake Washington
2100 Lake Washington Boulevard North
Renton, WA 98056

Units	182

Year Built	2000

Occupancy	95%-98%

Amenities	Washer/dryer, vaulted ceilings, walk-in closets, fireplaces, garages and kitchens with standard appliances. Complex amenities include a swimming pool, spa/hot tub, playground and fitness center.

Concessions	Prices change often and rents for individual floor plans are reduced as needed to help bolster occupancy. There are currently no concessions being offered at this comparable.
RENTAL DATA

Type	Size	Rent	Rent/SF
2 Bed/2 Bath	1,151-1,482	$1,510-$1,865	$1.02-$1.62

Comments	Property is located approximately 1.6 miles south of the subject property. This property is in similar condition; however, it has superior views and amenities.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 21

ANALYSIS	The comparable rental properties are all in the vicinity of the subject property. The comparable properties were constructed between 1986 and 2000. The units and complex amenities are similar to the subject. Based on the recent renovation of the subject property, the subject property’s earlier date of construction is not a significant marketing deficiency. The rental rates illustrated by the comparable properties provide a good indication as to the appropriate market rent of the subject property.

Two-Bedroom Units	The subject property offers two variations of two-bedroom unit floor plans, both of which are 1,056 square feet in size with asking rents ranging between $1,219 and $1,366 per month or $1.15 to $1.29 per square foot. The comparable two-bedroom units range in size from 884 to 1,482 square feet and have monthly asking rents ranging from $1,059 to $1,865 per month or $0.85 to $1.62 per square foot.
TWO-BEDROOM FLOOR PLANS

	Unit Size	Rent/Month	Rent/SF	Comment
Subject	1,056	$1,219	$1.15	Subject
	1,056	$1,366	$1.29	Subject

Marina Landing	889	$1,185-$1,335	$1.30-$1.50	Superior
	974	$1,255-$1,405	$1.29- $1.44

Newport Crossing	884-928	$1,059- $1,218	$1.14-$1.38	Similar
	1,191-1,385	$1,180- $1,290	$0.85-$1.08

Bella Vista	1,151-1,482	$1,510-$1,865	$1.02-$1.62	Superior
Subject Range	1,056	$1,219- $1,366	$1.15- $1.29
Comparable Range	884-1,482	$1,059- $1,865	$0.85-$1.62

The subject’s asking rents are bracketed by the competing properties. After considering variances for unit size and amenity package, the subject’s asking rents appear to be slightly above market. Newport Crossing is considered most similar and the subject would likely achieve monthly rents similar to this range. Accordingly, monthly rents of $1,200 have been processed for the two-bedroom/one bathroom units and $1,275 per month has been processed for the two-bedroom/two bathroom units. Based on such, the subject’s gross potential rent is detailed as follows:
SUMMARY OF ECONOMIC RENT POTENTIAL

Type	Mix	Size	Total Area	Rent	Rent/SF	Monthly Rent
2 Bed/1 Bath	5	1,056	5,280	$1,200	$1.14	$6,000
2 Bed/2 Bath	99	1,056	104,544	$1,275	$1.21	$126,225
Totals/Averages	104	1,056	109,824	$1,271	$1.20	$132,225
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 22

HIGHEST AND BEST USE

Introduction	Highest and Best Use is defined by the Appraisal Institute in The Dictionary of Real Estate Appraisal, Fifth Edition, Chicago, Illinois, Appraisal Institute, 2010, which states:

That reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility and maximum productivity.

There are typically two Highest and Best Use scenarios: the Highest and Best Use of the property as vacant and the Highest and Best Use of the site as if improved.

HIGHEST AND BEST USE AS VACANT

Definition	Highest and Best Use As Vacant is defined as “among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.”

The site is zoned within the R-24 Urban Residential Zoning District that allows for a variety of residential uses. The maximum value of a property is typically realized when a reasonable degree of homogeneity is present. Thus, conformity in use is usually a highly desirable aspect of real property, since it creates and/or maintains value. The immediate area is primarily developed with garden style apartment complexes, vacant land and commercial uses. Based on the principal of conformity and the subject’s zoning, the highest and best use of the property, if vacant, is residential development.

HIGHEST AND BEST USE AS IMPROVED

Definition	Highest and Best Use As Improved is defined as “the use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one”.

The subject represents a legal, conforming improvement relative to current zoning restrictions. No redevelopment of the site would provide a greater return to the land. Based on the fact that the potential income associated with the existing improvements provides a fair return to the land with residual income to the improvements, the highest and best use of the subject, as improved, is its current use.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 23

VALUATION PROCESS

Introduction	There are three traditional approaches that can be employed in establishing the market value of the subject property. In practice, an approach to value is included or omitted based on the property type and the quality and quantity of information available in the marketplace. These approaches and their applicability to the valuation of the subject are summarized as follows.

Income Approach	The Income Capitalization Approach is based on the premise that value is derived by converting anticipated benefits into property value. Anticipated benefits include the present value of the net income and the present value of the net proceeds resulting from the re-sale of the property.

There are two methods of accomplishing this: (1) direct capitalization of a single year’s income by an overall capitalization rate and; (2) the discounted cash flow in which the annual cash flows and reversionary value are discounted to a present value for the remainder of the property’s productive life or over a reasonable holding (ownership) period.

The subject property has an adequate operations history to determine the income-producing capabilities over the near future. In addition, performance levels of competitive properties serve as an adequate check as to the reasonableness of the subject property’s actual performance. As such, the income capitalization approach is utilized in this appraisal.

Sales Comparison	The sales comparison approach is an estimate of value based upon a process of comparing recent sales of similar properties in the surrounding or competing areas to the subject property. Inherent in and central to this approach is the principle of substitution. This comparative process involves judgment as to the similarity of the subject property and the comparable sales with respect to many value factors such as location, contract rent levels, quality of construction, reputation and prestige, age and condition and the interest transferred, among others. The value estimated through this approach represents the probable price at which the subject property would be sold by a willing seller to a willing and knowledgeable buyer as of the date of value.

The reliability of this technique is dependent upon the availability of comparable sales data, the verification of the sales data, the degree of comparability and extent of adjustment necessary for differences and the absence of atypical conditions affecting the individual sales prices. Research revealed adequate sales activity to form a reasonable estimation of value via this approach.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 24

The Cost Approach	The application of the cost approach is based on the principle of substitution. This principle may be stated as follows: no one is justified in paying more for a property than the cost to develop a substitute property of equivalent desirability and utility. In the case of a new building, no deficiencies in the building should exist. The Cost Approach is typically only a reliable indicator of value for (a) new properties; (b) special use properties; and (c) where the cost of reproducing the improvements is easily and accurately quantified and there is no external obsolescence. In all instances, the issue of an appropriate entrepreneurial profit — the reward for undertaking the risk of construction — remains a highly subjective factor.

Investors are generally not buying, selling, or lending with reliance placed on the methodology of the Cost Approach to establish value. Furthermore, based on the age of the improvements, the Cost Approach would lend little insight into the market value of the property. Accordingly, the Cost Approach has been excluded from the scope of this appraisal.

Reconciliation	The final step in the appraisal process is to reconcile the various value indications into a single final estimate. Each approach is reviewed in order to determine its appropriateness relative to the subject. The accuracy of the data available and the quantity of evidence are weighted in each approach. The resulting estimate represents the subject property’s market value as defined in the appraisal.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 25

INCOME CAPITALIZATION APPROACH

Introduction	The Income Capitalization Approach is based on the theory that value is the present worth of future benefits. The future benefits of ownership consist of the present worth of the net income which will accrue to the owner of the property, plus the present value of the net proceeds resulting from the eventual disposition of the property. The two most commonly used techniques of converting net income into value in the Income Capitalization Approach are Direct Capitalization and the Discounted Cash Flow Analysis.

The Direct Capitalization method is considered most relevant and has been processed. Direct Capitalization is a method utilized to convert a single year’s estimate of net income (before debt service) into an indication of value by the use of an Overall Capitalization Rate.

Revenue Analysis Potential Gross Income	The potential gross income from the apartment unit rent has been calculated to be $132,225 per month or $1,586,700 for the appraised year based on the analysis and conclusions derived in the Apartment Market Analysis section.

Loss to Lease	Loss to lease considers a loss in income due to leases in effect, whereby effective rental rates are lower than asking, or market, rental rates.

The operating statements under review indicate a historical loss to lease was negative 4.5 percent of gross potential rent in 2008, positive 0.2 percent in 2009, positive 0.8 percent in 2010 and negative 8.6 percent for the trailing 12 months between October 2010 and September 2011. In 2009 and 2010, the loss to lease suggests that contractual income was above market. The submitted September 25, 2011 rent roll indicated a loss to lease of negative 5.4 percent. Considerate of the historical data and the market rent processed, a loss to lease of negative 3.0 percent of gross rent potential has been processed.

Concessions	Concessions within the subject’s influencing area are common. Each of the properties surveyed as rent comparables offer some form of rent concession. The concessions consist of reduced rent or free rent over a portion of the lease term.

According to operating statements under review, concessions were 5.6 percent in 2008, 9.0 percent in 2009, 3.3 percent in 2010 and 2.4 percent for the trailing 12 months between October 2010 and September 2011. The fluctuation between 2008 and 2009 is attributed to the completion of the renovation and added incentives to prospective tenants in order to lease the property. As occupancy rates at the subject property stabilized in 2010, concessions decreased. Considerate of such, concessions of 4.0 percent have been processed in this analysis.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 26

Vacancy/Credit Loss	The subject was reportedly 74.6 percent occupied in 2008, 93.4 percent occupied in 2009, 92.0 percent occupied in 2010 and 97.1 percent occupied for the trailing 12 months between October 2010 and September 2011. As of the September 25, 2011 rent roll, the property was 97.1 percent leased. The high vacancy in 2008 is attributed to lease up following the renovation of the subject. The 2010 and current occupancy levels are consistent with the range of occupancy levels reported by competitors in the immediate vicinity. Occupancy levels for the competing properties in the influencing market area are outlined as follows:
OVERVIEW OF COMPETITIVE OCCUPANCY LEVELS

Name	Year Built	Total Units	Occupancy
Marina Landing	1986	186	91.0%
Newport Crossing	1990	192	98.0%
Bella Vista Lake Washington	2000	182	95.0%-98.0%

Since the completion of the renovation, the subject occupancy has increased dramatically and is currently operating at stabilized occupancy. The subject should reasonably maintain this level into the foreseeable future. In addition to vacancy, the trailing 12 months includes a 0.5 percent allowance for bad debt. A stabilized vacancy and credit loss of 5.0 percent has been utilized in this appraisal.

Administrative Units	There is one unit being utilized as the office and a deduction from potential gross income was applied in 2008, 2009, 2010 and the trailing 12 months. The office is expected to be maintained at the property. Accordingly, market rent has been applied to this unit and deducted from the gross potential income equating to $15,300 for the appraised fiscal year.

Other Income	Typically, apartment projects receive additional revenue from sources such as utility reimbursements, vending, application fees, late fees, bad check charges and deposit forfeitures. Other income receipts at the subject property were $1,046 per unit in 2008, $1,107 per unit in 2009, $1,323 per unit in 2010 and was $1,512 per unit for the trailing 12 months. It is noted that the majority of the other income is from water and sewer reimbursements. As other income is based largely on occupancy, the historical expenses appear reasonable and has been processed at $1,400 per unit.

OPERATING EXPENSES	In order to estimate expenses for the subject property, we have analyzed the subject’s operating expenses for 2008, 2009 and 2010 as well as the trailing 12 months from October 2010 through September 2011. These historical and budgeted amounts have been compared to the median dollar amount per unit reported by IREM for garden apartments in the Seattle Metropolitan Area. The subject’s operating statements under review have been reconstructed and summarized in the table on the following page.
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 27
RECONSTRUCTED OPERATING STATEMENTS

	104			104			104			104
No. of Units	2008			2009			2010			Trailing 12 Months ( Oct. - Sept.)			2010 IREM
Year			Percent			Percent			Percent			Percent	Median $/Unit
INCOME	Actual	Per Unit	% of GRP	Actual	Per Unit	% of GRP	Actual	Per Unit	% of GRP	Budget	Per Unit	% of GRP	Seattle MSA
Gross Rent Potential (Market Rent)	$1,907,272	$18,339	100.0%	$1,831,982	$17,615	100.0%	$1,655,852	$15,922	100.0%	$1,738,702	$16,718	100.0%
Loss to Lease	$(85,392)	$(821)	-4.5%	$4,304	$41	0.2%	$12,927	$124	0.8%	$(149,097)	$(1,434)	-8.6%
Concessions	$(106,631)	$(1,025)	-5.6%	$(165,787)	$(1,594)	-9.0%	$(54,552)	$(525)	-3.3%	$(41,845)	$(402)	-2.4%
Vacancy/Credit/Non-revenue Units	$(484,255)	$(4,656)	-25.4%	$(120,614)	$(1,160)	-6.6%	$(131,927)	$(1,269)	-8.0%	$(51,189)	$(492)	-2.9%

Net Rental Income (NRI)	$1,230,994	$11,836	64.5%	$1,549,885	$14,903	84.6%	$1,482,300	$14,253	89.5%	$1,496,571	$14,390	86.1%
Administrative Units	$(34,597)	$(333)	-1.8%	$(35,596)	$(342)	-1.9%	$(18,456)	$(177)	-1.1%	$(17,688)	$(170)	-1.0%
Other Income	$108,753	$1,046	5.7%	$115,096	$1,107	6.3%	$137,565	$1,323	8.3%	$157,269	$1,512	9.0%

Total Property Income (EGI)	$1,305,150	$12,550	68.4%	$1,629,385	$15,667	88.9%	$1,601,409	$15,398	96.7%	$1,636,152	$15,732	94.1%

EXPENSES			% of EGI			% of EGI			% of EGI			% of EGI
Utilities	$145,688	$1,401	11.2%	$123,089	$1,184	7.6%	$130,976	$1,259	8.2%	$142,341	$1,369	8.7%	$814
Maintenance & Repairs	$64,967	$625	5.0%	$85,913	$826	5.3%	$80,200	$771	5.0%	$66,743	$642	4.1%	$1,125
Payroll	$166,559	$1,602	12.8%	$258,619	$2,487	15.9%	$233,811	$2,248	14.6%	$228,343	$2,196	14.0%	$941
Marketing	$130,045	$1,250	10.0%	$93,124	$895	5.7%	$42,133	$405	2.6%	$31,334	$301	1.9%	$0
Administration/Office	$64,449	$620	4.9%	$57,916	$557	3.6%	$49,794	$479	3.1%	$49,585	$477	3.0%	$954
Management Fee	$63,166	$607	4.8%	$79,332	$763	4.9%	$77,895	$749	4.9%	$79,760	$767	4.9%	$394
Insurance	$36,927	$355	2.8%	$28,531	$274	1.7%	$30,871	$297	1.9%	$38,991	$375	2.4%	$178
Real Estate Taxes	$113,635	$1,093	8.7%	$179,728	$1,728	11.0%	$209,668	$2,016	13.1%	$170,454	$1,639	10.4%	$1,047
Reserves	$0	$0	0.0%	$0	$0	0.0%	$0	$0	0.0%	$0	$0	0.0%	$0

TOTAL EXPENSES	$785,436	$7,552	60.2%	$906,252	$8,714	55.6%	$855,348	$8,225	53.4%	$807,551	$7,765	49.4%	$5,453

NET OPERATING INCOME	$519,714	$4,997	39.8%	$723,133	$6,953	44.4%	$746,061	$7,174	46.6%	$828,601	$7,967	50.6%
Source: Client Submitted Information; compiled by KTR
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 28

Overview	Due to the lease up subsequent to the renovations at the subject property, the expenses have fluctuated during the past couple of years. In general, 2010 and trailing 12 month expenses are consistent with market data and reflect stabilized operations. No major changes in operations are expected or appear to be required. Expenses are expected to grow at the average annual inflation rate. Each of the expense items is discussed separately below.

Utilities	This expense line item includes charges for common area and individual unit gas, electricity, water/sewer and trash collection. Utility charges are offset by applicable tenant reimbursements. At the subject property, tenants reimburse the landlord for water/sewer and trash pick-up.

Utility expenses fluctuate with occupancy, weather and changes in supply costs. The utility expenses at the subject property were $1,401 per unit in 2008, $1,184 per unit in 2009, $1,259 per unit in 2010 and were $1,369 per unit in the trailing 12 months. The IREM survey indicated that the median for garden complexes in the area is $814 per unit, below the historical and budgeted amounts. Based on the historical expenses, the trailing 12 month expense appears reasonable and has been grown for inflation and rounded to $146,500 or $1,409 per unit.

Repairs & Maintenance	This expense line item includes charges for general maintenance and repairs, alarm monitoring and protection services, landscaping and make- ready/turnover. The property appears adequately maintained with no noticeable items of deferred maintenance observed during the walk-thru.

The repairs and maintenance expense at the subject property were $625 per unit in 2008, $826 per unit in 2009, $771 per unit in 2010 and were $642 per unit in the trailing 12 months. The IREM survey indicated that the median for garden complexes in the area is $1,125 per unit, above the historical and budgeted amounts. The trailing 12 month appears low based on the historical expenses. Accordingly, a repairs and maintenance expense of $75,000, rounded, or $721 per unit has been processed. A separate Reserves category has been processed in this analysis.

Payroll	This expense includes payroll and benefits for the property manager, leasing agent(s), housekeeping and maintenance personnel. The payroll expense were $1,602 per unit in 2008, $2,487 per unit in 2009, $2,248 per unit in 2010 and were $2,196 per unit in the trailing 12 months. The IREM survey indicated that the median for garden complexes in the area is $941 per unit, below the historical and budgeted amounts. Based on the subject’s historical expense data, the trailing 12 month payroll expense, while somewhat above average for the area, has been grown for inflation to $235,000, rounded, or $2,260 per unit.

Marketing	This expense includes advertising, the cost of resident and locator referrals, internal leasing commissions, brochures, newsletters and resident activities. The historical marketing charges at the subject property were $1,250 per unit in 2008, $895 per unit in 2009, $405 per unit in 2010 and were $301 per unit in the trailing 12 months. The IREM survey did not report a marketing expense. The large decrease between 2008 and
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Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 29

2010 is attributed to the completion of the renovation and extra marketing efforts needed to bolster occupancy. Based on the historical data and the subject’s current occupancy, a marketing expense of $35,000 or $337 per unit has been processed.

Administration/Office	This category includes administrative charges and costs associated with the running of the management/leasing office including telephone service, office supplies equipment rental, computers, etc. The administrative expenses at the subject property were $620 per unit in 2008, $557 per unit in 2009, $479 per unit in 2010 and were $477 per unit in the trailing 12 months. The IREM survey indicated that the median for garden complexes in the area is $954 per unit, above the historical amounts; however, some of this expense may be considered part of the payroll expense. Based on the historical data, the trailing 12 months administrative expense appears reasonable and have been grown for inflation to $51,000 rounded, or $490 per unit.

Management Fee	In the local market management services are typically a function of the revenues produced by the property, usually between 3.0 and 5.0 percent of collections. Based on historical operating statements under review, the subject property was managed for a fee that is equivalent to approximately 5.0 percent of collected income at the high end of the market range. Management fees of 5.0 percent of the effective gross income has been processed in this analysis.

Insurance	Insurance includes fire, liability, theft, and boiler, exclusive of the premiums paid to employee benefit plans. The historical insurance expenses at the subject property were $355 per unit in 2008, $274 per unit in 2009, $297 per unit in 2010 and were $375 per unit in the trailing 12 months. The IREM survey indicated that the median for garden complexes in the area is $178 per unit, below the historical amounts. Based on the historical data, the trailing 12 month insurance expense has been grown for inflation to $40,000 rounded or $385 per unit.

Real Estate Taxes	Real estate taxes are processed as discussed within the Real Estate Assessment and Tax Analysis section of this appraisal. The real estate tax projection is $181,172.

Reserves	Prudent management budgets a certain amount each year in a sinking fund to replace short-lived items, including kitchen appliances and cabinets, bathroom fixtures and tiling, flooring repairs, HVAC replacement and common elements such as the roof, exterior wood and parking areas. Reserves for replacement, while typically not found in submitted operating statements, are necessary in estimating a realistic operating budget so as to maintain the habitability of the apartments.

Reserves for replacement for a property of this vintage typically range from $200 to $300 per unit. In order to remain competitive, a reserve of $250 per unit is forecast. This amounts to $26,000.
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Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 30

Total Expenses	On a stabilized basis, the subject’s projected expenses including reserves are projected at $866,102, or $8,328 per unit. The indicated operating expense ratio is 56.7 percent when including reserves and 55.0 percent without reserves. The IREM survey indicated total operating expenses below the projected amounts; however, based on the historical data, these expenses are considered reasonable and have been processed.

VALUATION PRO FORMA	The following valuation pro forma summarizes the stabilized income and expenses described above for the appraised fiscal year.
STABILIZED PRO FORMA

Appraised Fiscal Year-ending	9/30/2012
	Total	Per Unit	Percent
INCOME			% of GPI
Gross Rent Potential (Market Rent)	$1,586,700	$15,257	100.0%
Loss to Lease	$(47,601)	$(458)	-3.0%
Concessions	$(63,468)	$(610)	-4.0%
Vacancy/Credit/Non-revenue Units	$(79,335)	$(763)	-5.0%

Net Rental Income (NRI)	$1,396,296	$13,426	88.0%
Administrative Units	$(15,300)	$(147)	0.0%
Other Income	$145,600	$1,400	9.2%

Total Property Income (EGI)	$1,526,596	$14,679	96.2%

EXPENSES			% of EGI

Utilities	$146,500	$1,409	9.6%
Maintenance & Repairs	$75,000	$721	4.9%
Payroll	$235,000	$2,260	15.4%
Marketing	$35,000	$337	2.3%
Administration/Office	$51,000	$490	3.3%
Management Fee	$76,330	$734	5.0%
Insurance	$40,000	$385	3.0%
Real Estate Taxes	$181,272	$1,743	11.9%
Reserves	$26,000	$250	1.7%

TOTAL EXPENSES	$866,102	$8,328	56.7%

NET OPERATING INCOME	$660,494	$6,351	43.3%

Derivation Of Overall Capitalization Rate	This appraisal will consider the following techniques; (a) derivation from comparable sales and (b) investor surveys.

Derivation from Sales	The following table summarizes eight sales of garden apartment complexes in the Seattle market that closed between December 2010 and September 2011. The overall capitalization rates range from 5.0 to 6.0 percent. This data is directly supportive of the range indicated by the PwC Investor Survey for apartments in the Pacific Region.
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Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 31
SEATTLE AREA
CAPITALIZATION RATES

Property Name	Date of Sale	Year Built	Number of Units	Overall Rate
Waterford @ The Lakes Apartments	9/16/2011	1990	344	5.0%
The Lodge at Peasley Canyon	6/28/2011	2003	339	5.6%
Patagonia Village	5/13/2011	1989	42	5.0%
Beardslee Cove Apartments	4/29/2011	1986	90	5.6%
Creekside Apartments	3/31/2011	1967	63	5.3%
Sunset Vista Apartments	1/31/2011	1967	124	5.5%
Sound Crest Apartments	12/30/2010	1979	24	5.2%
The Aspens at Ridgeview	12/21/2010	2010	168	6.0%

The capitalization rates produced by these sales are a reliable indication as to an appropriate rate for the subject property. The surveyed rates in the influencing market range from 5.0 to 6.0 percent. The subject property would likely trade within this range.

Investor Surveys	According to the PwC Real Estate Investor Survey, Third Quarter 2011 rates for apartments reported by survey participants active in the market presently range as shown.
PACIFIC REGION APARTMENT MARKET SURVEY

Overall Capitalization Rate	4.00% - 7.50%	Range
	5.60%	Average
Annual Rent Growth Rate	0.00% - 5.00%	Range
	2.58%	Average
Annual Expense Growth Rate	2.00% - 3.00%	Range
	2.79%	Average

Source: PwC Real Estate Investor Survey, Third Quarter 2011

As indicated below, overall rates in the National Apartment Market began to increase in the Third Quarter 2008 and continued this trend through the Fourth Quarter of 2009. However, during 2010 through the Third Quarter of 2011, average overall rates have decreased by an average of 29.3 basis points per quarter. This data seems to support the overall perception that multi-family housing has passed its nadir and is attracting significant investor interest resulting in appreciation over 2009 levels.
OVERALL CAPITALIZATION RATE TRENDS

Quarter	Average	Basis Point Change
3Q11	5.98%	-12
2Q11	6.10%	-19
1Q11	6.29%	-22
4Q10	6.51%	-61
3Q10	7.12%	-56
2Q10	7.68%	-17
1Q10	7.85%	-18
4Q09	8.03%	19
3Q09	7.84%	35
2Q09	7.49%	61
1Q09	6.88%	75
4Q08	6.13%	27
3Q08	5.86%	11
2Q08	5.75%	-4
1Q08	5.79%	4
4Q07	5.75%	-1

Source: PwC Real Estate Investor Survey
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Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 32

Conclusion of OAR	The subject is a good quality apartment complex situated in an established residential neighborhood with good access. The property is proximate to employment centers, shopping and neighborhood support facilities. The subject has unit sizes that reflect market parameters. The amenity package is considered below average when compared to properties in the competitive market. Subsequent to completion of renovations in 2008, the subject property has leased up in difficult economic times and has achieved a stabilized occupancy of 97.1 percent based on the submitted rent roll.

An OAR ranging of 5.0 to 6.0 percent was indicated from comparable sales. The PwC survey indicates an average rate for the national apartment market of 5.98 percent and an average rate for the pacific region apartment market of 5.60 percent. The most recent PwC survey data is from the Third Quarter 2011. The subject property is a better than average property and should trade at an overall rate below the survey averages. In consideration of the preceding data, with primary emphasis placed on the rates extracted from sales data, a rate of 5.5 percent has been processed.

VALUE BY DIRECT CAPITALIZATION

Stabilized Cash Flow	The stabilized cash flow is based on the previous income and expense discussion.

Valuation	Value is calculated by dividing the stabilized net operating income (including an allowance for Reserves) by the concluded overall capitalization rate. Thus the market value of the leased fee interest is calculated as follows:

$660,494 ÷ 5.5% = $12,008,982

Direct Capitalization Value Conclusion	The Market Value of the Leased Fee Interest in the subject property, free and clear of financing, by the Direct Capitalization method of the Income Capitalization Approach, as of October 1, 2011, is rounded to:

TWELVE MILLION DOLLARS
( $12,000,000)
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Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 33

SALES COMPARISON APPROACH

VALUATION METHODOLOGY	The basic steps in processing the sales comparison approach are outlined as follows:

1. Research the market for recent sales transactions, listings, and offers to purchase or sell of properties similar to the subject property.

2. Select a relevant unit of comparison and develop a comparative analysis.

3. Compare comparable sale properties with the subject property using the elements of comparison and adjust the price of each comparable to the subject property.

4. Reconcile the various value indications produced by the analysis of the comparables.

REGIONAL SALES MARKET	The local market has been active in terms of investment sales of similar properties. Adequate sales exist to formulate a defensible value for the subject property via sales comparison.

PRESENTATION OF COMPARABLE SALES	To estimate the property value by the sales comparison approach, comparable sales from the influencing market that are most similar to the subject property in terms of age, size, tenant profile and location have been analyzed. The sales are compared on a price-per-unit basis, as this is a common method of comparison for such properties.

The comparable sales summarized in the table below and plotted on the following map, range in price from $101,550 to $169,889 per unit. While these unit prices implicitly contain both the physical and economic factors affecting real estate, these statistics do not explicitly convey many of the details surrounding a specific property. Thus, this single index to the valuation of the subject property has some limitations.
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Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 34
PRESENTATION OF COMPARABLE SALES DATA

Sale No.	Subject	1	2	3	4
Name	Cedar Rim Apartments	Borgata Apartments	Creekside Apartments	The Aspens @ Ridgeview	Del Mar Village Apartments
Location	7920 110th Ave SE	400 S 50th Pl	220 Newport Way	20453 Orillia Road	12824 SE 69th Way
	Newcastle, WA	Renton, WA	Issaquah, WA	Kent, WA	Newcastle, WA
Grantor		Borgata Investment Partners	Creekside Alliance Investments LLC	Ridgeview Apartments LLC	Delmar Village Enterprises LLC
Grantee		Borgata Apartments LLC	Mitsumaru Estate Company LT D	Aspens Ridgeview LLC	Del Mar Apartments LLC
Sales Price		$13,125,500	$7,206,100	$28,541,400	$3,046,500
Sale Date		6/30/2011	3/31/2011	12/21/2010	12/17/2010
Year Built	1981	2003	1967	2010	1983
No. of Units	104	83	63	168	30
Net Rentable Area (SF)	109,824	89,435	61,460	161,610	30,890
Avg. Unit Size (SF)	1,056	1,078	976	962	1,030
Occuapncy	98.1%	100.0%	97.0%	95.0%	N/A
Price/SF		$146.76	$117.25	$176.61	$98.62
Price/Unit		$158,139	$114,383	$169,889	$101,550
Net Income		N/A	$381,923	$1,712,484	N/A
NOI/SF		N/A	$6.21	$10.60	N/A
NOI/Unit		N/A	$6,062	$10,193	N/A
Cap Rate (OAR)		N/A	5.30%	6.00%	N/A
EGIM		N/A	N/A	N/A	N/A
Expense Ratio (OER)		N/A	N/A	N/A	N/A
COMPARABLE SALES MAP
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Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 35

ANALYSIS OF SALES	The comparables are examined by considering the following adjustment factors.

Ownership Interest	No adjustments are necessary, since all of the sales reflect a 100 percent transfer of ownership interest.

Financing Terms	The comparable sales were either all cash transactions or were financed by primary lenders at market-oriented rates. Considerate of such, no adjustments for any unusual or atypical financing is required.

Conditions of Sale	Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. We are not aware of any atypical circumstances regarding any of the comparable sales. Personal property is included as all facilities have similar unit appliance requirements and miscellaneous office and common area FF&E.

Expenditures Made Immediately After Sale	Any required major capital costs incurred by the buyer immediately after the sale is appropriately added to the purchase price. None of the sales required any specific sale price adjustment other than what is included in general comparisons based on condition.

Market Conditions	Comparable sales that occurred under different market conditions than those applicable to the subject property as of the effective date of appraisal require adjustment for any differences that affect their values. The comparable sales occurred between December 2010 and June 2011. Although overall rates continue to drop, these rate declines have been offset somewhat by rental rate reductions and expense inflation. Accordingly, only moderate appreciation is noted. As all of the sales occurred at the end of 2010 or the first half of 2011, no adjustments for market conditions have been processed.

Location	An adjustment for location is appropriate when the location characteristics of a comparable property are different from those of the subject. Adjustments have been made on an individual basis.

Physical Characteristics	Physical differences include differences in building size, quality of construction, building materials, age, condition, functional utility and appearance. Typically significantly larger complexes trade for less on a per unit basis. Adjustments to the comparables have been applied on an individual basis.

Average Unit Size	The unit of comparison is processed herein is price per unit. The subject has an average unit size of 1,056 square feet. Properties with larger average unit sizes tend to trade at higher prices, all other factors being equal. Conversely, properties with smaller average unit sizes tend to trade at a lower price per unit. The average unit size of each comparable property is compared to the subject and applicable adjustments are applied when warranted.
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Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 36

Amenities	The subject offers a limited amenity package consisting of a hot tub and barbeque area. Adjustments for amenities have been made on an individual basis to account for amenities offered.

Economic Characteristics	Economic characteristics include all the attributes of a property that affect its income. The subject’s average market rent is $1,271 per unit per month. Adjustments to the comparables have been made on an individual basis.

The following is a brief description of the relevant building sales considered pertinent in the valuation of the subject property.
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Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 37

Comparable Sale No. 1

Property Name:	Borgata Apartments
Location:	400 South 50th Place
Neighborhood:	Renton, WA
Parcel ID:	0942900010
Date of Sale:	June 30, 2011
Grantor:	Borgata Investment Partners
Grantee:	Borgata Apartments LLC
Consideration:	$13,125,500
Number of Units:	83
Size (Sq. Ft.):	89,435 square feet
Occupancy:	100.0%
Price per Unit:	$158,139 per unit
Price per Square Foot:	$146.76 per square foot
OAR:	Not Disclosed

Analysis:	No adjustment for market conditions has been processed. The comparable is located in Renton, which is considered an inferior location to that of the subject and accordingly a slight upward adjustment has been applied for location. Age, condition and quality are considered superior to the subject, requiring a significant downward adjustment. The number of units at this comparable is considered similar and no complex size adjustment has been processed. This comparable’s average unit size is 1,078 square feet which is considered similar to the subject’s average unit size of 1,056 square feet and therefore no adjustment has been applied for average unit size. This complex has a pool, fitness center and business center; therefore, amenities at the comparable are considered superior and a slight downward adjustment has been applied. The average rent for this comparable was not reported; therefore, no adjustment has been processed for economics. Overall, a significant downward adjustment to the market adjusted unit price is warranted.
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Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 38

Comparable Sale No. 2

Property Name:	Creekside Apartments
Location:	220 Newport Way SW
Neighborhood:	Issaquah, WA
Parcel ID:	3324069468
Date of Sale:	March 31, 2011
Grantor:	Creekside Alliance Investments LLC
Grantee:	Mitsumaru Estate Company LTD
Consideration:	$7,206,100
Number of Units:	63
Size (Sq. Ft.):	61,460 square feet
Occupancy:	97.0%
Price per Unit:	$114,383 per unit
Price per Square Foot:	$117.25 per square foot
OAR:	5.3%

Analysis:	No adjustment for market conditions has been processed. The comparable is located in Issaquah, which is considered a similar location to that of the subject and accordingly no adjustment has been applied for location. Age, condition and quality are considered inferior to the subject, requiring a slight upward adjustment. The number of units at this comparable is considered similar and no complex size adjustment has been processed. This comparable’s average unit size is 976 square feet which is considered similar to the subject’s average unit size of 1,056 square feet and therefore no adjustment has been applied for average unit size. This complex has a pool; therefore, amenities at the comparable are considered superior and a slight downward adjustment has been applied. The average rent for this comparable is $912 per unit per month. The subject’s average rent is $1,248, superior to the comparable and a moderate upward adjustment has been processed for economics. Overall, a moderate upward adjustment to the market adjusted unit price is warranted.
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Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 39

Comparable Sale No. 3

Property Name:	The Aspens at Ridgeview
Location:	20453 Orillia Road
Neighborhood:	Kent, WA
Parcel ID:	0322049103, 0322049053 & 1022049044
Date of Sale:	December 21, 2010
Grantor:	Ridgeview Apartments LLC
Grantee:	Aspens Ridgeview LLC
Consideration:	$28,541,400
Number of Units:	168
Size (Sq. Ft.):	161,610 square feet
Occupancy:	95.0%
Price per Unit:	$169,889 per unit
Price per Square Foot:	$176.61 per square foot
OAR:	6.0%

Analysis:	No adjustment for market conditions has been processed. The comparable is located in Kent, which is considered an inferior location to that of the subject and accordingly a slight upward adjustment has been applied for location. Age, condition and quality are considered superior as the comparable was recently completed requiring a significant downward adjustment. The number of units at this comparable is considered similar and no complex size adjustment has been processed. This comparable’s average unit size is 962 square feet which is considered similar to the subject’s average unit size of 1,056 square feet and therefore no adjustment has been applied for average unit size. The primary amenity at the comparable is garages; therefore, amenities at the comparable are considered similar and no adjustment has been applied. The average rent for this comparable is $1,327 per unit per month. The subject’s average rent is $1,248, inferior to the comparable and a slight downward adjustment has been processed for economics. Overall, a significant downward adjustment to the market adjusted unit price is warranted.
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Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 40

Comparable Sale No. 4

Property Name:	Del Mar Village Apartments
Location:	12824 SE 69th Way
Neighborhood:	Newcastle, WA
Parcel ID:	2824059136
Date of Sale:	December 17, 2010
Grantor:	Delmar Village Enterprises LLC
Grantee:	Del Mar Apartments LLC
Consideration:	$3,046,500
Number of Units:	30
Size (Sq. Ft.):	30,890 square feet
Occupancy:	N/A
Price per Unit:	$101,550 per unit
Price per Square Foot:	$98.62 per square foot
OAR:	N/A

Analysis:	No adjustment for market conditions has been processed. The comparable is located in a slightly inferior section of Newcastle and a slight upward adjustment was applied for location. Age, condition and quality are considered inferior to the subject, requiring a slight upward adjustment. This complex has 30 units, as smaller properties typically trade at a higher price per unit a slight downward adjustment is required for complex size. This comparable’s average unit size is 1,030 square feet which is considered similar to the subject’s average unit size of 1,056 square feet and therefore no adjustment has been applied for average unit size. The comparable does not offer amenities, which is inferior to the subject and a slight upward adjustment has been applied. The average rent for this comparable was not reported; therefore, no adjustment has been processed for economics. Overall, a moderate upward adjustment to the market adjusted unit price is warranted.
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Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 41
COMPARABLE SALES ADJUSTMENT GRID

Sale No.	Subject	1	2	3	4
Name	Cedar Rim Apartments	Borgata Apartments	Creekside Apartments	The Aspens @ Ridgeview	Del Mar Village Apartments
Address	7920 110th Ave SE	400 S 50th Pl	220 Newport Way	20453 Orillia Road	12824 SE 69th Way
	Newcastle, WA	Renton, WA	Issaquah, WA	Kent, WA	Newcastle, WA
Sale Date		6/30/2011	3/31/2011	12/21/2010	12/17/2010

Price per Unit		$158,139	$114,383	$169,889	$101,550

ADJUSTMENTS
Financing Adjustment		$0	$0	$0	$0

Adjusted for Financing per Unit		$158,139	$114,383	$169,889	$101,550
Conditions of Sale Adjustment		$0	$0	$0	$0

Adjusted for Special Conditions		$158,139	$114,383	$169,889	$101,550
Time		0.0%	0.0%	0.0%	0.0%

Time Adjusted Price per Unit		$158,139	$114,383	$169,889	$101,550

Location		5%	0%	5%	5%
Age/Condition/Quality		-20%	5%	-25%	5%
Complex Size		0%	0%	0%	-5%
Average Unit Size		0%	0%	0%	0%
Amenities		-5%	-5%	0%	5%
Economics		0%	10%	-5%	0%

Total Adjustments (%)		-20%	10%	-25%	10%

Adjusted Price per Unit		$126,511	$125,821	$127,417	$111,705

VALUE CONCLUSION	After analysis and adjustments, a value range of $111,705 to $127,417 per unit is indicated. Greatest reliance is given to Sales No. 2 and 4 as they required the least aggregate and net adjustments. Sale No. 4 is also the most proximate to the subject. These sales indicated a value between $111,705 and $125,821 per unit. Accordingly, a unit value of $115,000 per unit is concluded for the subject property.

104 units x $115,000 per unit = $11,960,000

Accordingly, the Market Value of the Leased Fee interest in the subject property as of October 1, 2011, free and clear of financing, via the Sales Comparison Approach, is rounded to:

TWELVE MILLION DOLLARS
($12,000,000)
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Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Page 42

RECONCILIATION AND FINAL ESTIMATE OF VALUE

Review	The purpose of this appraisal is to provide an estimate of the market value of the leased fee interest in the subject property, free and clear of financing. The date of value is October 1, 2011. The indicated market value estimates for the real property interest appraised are:

	Income Capitalization Approach	$12,000,000
	Sales Comparison Approach	$12,000,000

Income Approach	The Income Capitalization Approach seeks to view the subject property’s value from the perspective of the typical investor. This approach reflects the relationship between the income a property is capable of generating and its true value in the marketplace. Typical investors judge the value of a property based upon the quality and quantity of the income generated, as well as the likely impact of market conditions on future income generation. The Income Capitalization Approach, by considering these factors provides a good measure of value for this type of property and has been utilized as the primary approach in concluding to value.

Sales Approach	This approach provides an estimate of value based upon the recent activities of buyers and sellers in the marketplace. This approach is generally considered to be reliable in active markets where the motivations of buyers and sellers are known and the operating characteristics of the properties being transferred are available for scrutiny. Market research revealed adequate sales of properties that are considered comparable to the subject property. The value conclusion derived via this approach is considered directly supportive of that concluded via the Income Approach.

The Cost Approach	The Cost Approach was excluded from the scope of this assignment.

Conclusions	Both the Income Capitalization and Sales Comparison Approaches to value have been processed and suggest a market value of $12,000,000. Each approach has merit and similar limitations. As noted above, greatest reliance has been placed on the Income Capitalization Approach. Based on the data, analyses and conclusions contained within this appraisal report, the Market Value of the Leased Fee Interest in the subject property, free and clear of financing, as of October 1, 2011 is:

TWELVE MILLION DOLLARS
($12,000,000)
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Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Addenda
ADDENDA
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Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Addenda
ADDITIONAL SUBJECT PROPERTY PHOTOGRAPHS
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Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Addenda

Interior	Interior

Interior	Interior

Interior	Interior
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Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Addenda

Interior	Washer/Dryer

Barbeque Area	Hot Tub

Balcony
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Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Addenda
SUBMITTED INFORMATION
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Cedar Rim Apartments Newcastle, Washington	October 14, 2011 Addenda

Report Name: P_OST_12MDet_Stand	Standard Property 12 Month Operating Statement	User: DMcclure
Application: _a60AFR	Trend Detail
Run Date: October 06, 2011 9:13:27	p005763 - Cedar Rim
Actual Ledger
For the period ended Y2011 Sep

	Y2010_Oct	Y2010_Nov	Y2010_Dec	Y2011_Jan	Y2011_Feb	Y2011_Mar	Y2011_Apr	Y2011_May	Y2011_Jun	Y2011_Jul	Y2011_Aug	Y2011_Sep	Total
INCOME
a500000 - Gross Potential Rent - Market	146,166	145,966	149,086	149,086	149,186	130,366	131,406	139,436	162,316	160,236	134,086	141,366	1,738,702

Non-Subsidized Rental Income	146,166	145,966	149,086	149,086	149,186	130,366	131,406	139,436	162,316	160,236	134,086	141,366	1,738,702
a502300 - Rent Adj - Under/Over Market	(14,025)	(16,641)	(17,135)	(16,304)	(15,925)	2,117	911	(7,426)	(29,512)	(26,583)	(963)	(7,609)	(149,097)

Non-Subsidized Rent Inc Adj	(14,025)	(16,641)	(17,135)	(16,304)	(15,925)	2,117	911	(7,426)	(29,512)	(26,583)	(963)	(7,609)	(149,097)

Gross Potential Rent	132,141	129,325	131,951	132,782	133,261	132,483	132,317	132,010	132,804	133,653	133,123	133,757	1,589,605

a503000 - Vacancy - Insurance Proceeds	0	5,796	0	0	0	0	0	0	0	0	0	0	5,796
a503100 - Vacancy - Market	(1,777)	(2,214)	(5,431)	(4,251)	(6,170)	(9,405)	(8,311)	(2,429)	(2,788)	(4,955)	(5,200)	(4,055)	(56,985)

Vacancy Loss	(1,777)	3,582	(5,431)	(4,251)	(6,170)	(9,405)	(8,311)	(2,429)	(2,788)	(4,955)	(5,200)	(4,055)	(51,189)
a504000 - Concessions - Special Promo	(3,621)	(3,056)	(4,541)	(4,093)	(3,326)	(2,010)	(2,232)	(5,207)	(30)	(30)	(30)	(5,348)	(33,524)
a504100 - Concessions - Renewal	(494)	(494)	(524)	(469)	0	0	0	0	0	0	0	0	(1,981)
a504200 - Concessions - Res Relations	(60)	(4,987)	(75)	(75)	(140)	(75)	(345)	(105)	(188)	(239)	(2,049)	(138)	(8,476)
a504400 - Concessions - Discounts	(77)	(77)	(77)	0	0	0	0	(47)	0	0	0	0	(279)
a504600 - Concessions - Amortization	(1,411)	(756)	831	132	(552)	(859)	14	3,375	(815)	(1,280)	(688)	4,423	2,415

Concessions	(5,663)	(9,371)	(4,386)	(4,505)	(4,018)	(2,944)	(2,563)	(1,984)	(1,033)	(1,549)	(2,767)	(1,063)	(41,845)
a505300 - Rent Loss - Admin Units	(1,449)	(1,449)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(17,688)

Other Rental Losses	(1,449)	(1,449)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(17,688)

Rental Losses	(8,890)	(7,237)	(11,296)	(10,235)	11,667	(13,827)	(12,353)	(5,892)	(5,299)	(7,984)	(9,446)	(6,596)	(110,722)

Net Rental Income	123,251	122,088	120,656	122,546	121,594	118,655	119,965)	126,118	127,504	125,669	123,677	127,160	1,478,883

Fee Income	1,408	1,436	2,096	1,297	2,879	1,460	11,116	4,176	3,764	3,080	4,323	3,521	40,356
Other Misc Income	1,520	1,535	1,535	1,606	1,591	1,577	1,644	1,689	1,728	1,745	1,735	1,789	19,694

Miscellaneous Income	2,928	2,971	3,631	2,903	4,270	3,037	12,760	5,865	5,492	4,825	6,058	5,310	60,050
a517200 - Resident Util Pmt Water	7,468	7,429	7,017	7,081	8,012	7,995	7,590	7,407	7,403	8,001	7,550	8,460	91,414
a517600 - Resident Util Pmt Trash	487	482	475	486	477	453	456	473	474	463	462	489	5,678
a517610 - Resident Util Pmt Valet Trash	0	0	0	0	0	0	0	0	0	0	0	5	5
a517700 - Resident Util Pmt Admin Fees	408	344	374	321	553	630	609	647	378	836	511	636	6,245
a517900 - Resident Util Pmt Accr Adjs	0	0	(83)	0	0	311	0	0	245	0	0	1,221	1,694

Utility Reimbursement	8,363	8,255	7,783	7,889	9,042	9,389	8,655	8,527	8,500	9,301	8,523	10,811	105,037
a518000 - Anc Svcs - Accrual Adjust	0	0	0	0	0	0	0	0	0	0	0	0	0
a518100 - Anc Svcs - Cable TV	0	0	0	0	0	0	0	0	1,248	0	0	0	1,248
a518400 - Anc Svcs - Telephone	0	0	0	0	0	0	0	260	0	0	260	(260)	260
a518500 - Anc Svcs - Other Programs	0	0	0	0	0	0	0	0	0	0	0	1,300	1,300

Ancillary Services Income	0	0	0	0	0	0	0	260	1,248	0	260	1,040	2,808
a519300 - Exec Suites - Expense	(100)	0	0	0	0	0	0	0	0	0	0	0	(100)

Corp Housing Income	(100)	0	0	0	0	0	0	0	0	0	0	0	(100)

Other Rental Income	11,191	11,226	11,414	10,792	13,312	12,426	21,415	14,652	15,241	14,126	14,840	17,161	167,796

a520000 - Bad Debt - Resident	1,213	99	(1,124)	0	(1,896)	(652)	(2,964)	(1,992)	(298)	(5,069)	(1,142)	(2,924)	(16,746)
a520100 - Bad Debt - Recovery by Site	221	189	0	188	7	39	0	0	0	0	0	354	997
a520300 - Bad Debt - Professional Coll	278	0	11	0	0	0	2,630	171	0	826	148	1,157	5,221
a520500 - Bad Debt - Bank Rec Adjust	0	0	0	0	0	0	0	0	0	1	1,112	1,112	1

Bad Debt Expense	1,712	288	(1,113)	188	(1,889)	(613)	(334)	(1,821)	(296)	(4,242)	(2,105)	(301)	(10,527)

Effective Gross Income	136,153	133,602	130,956	133,526	133,17	130,468	141,046	138,950	142,449	135,553	136,412	144,020	1,636,152

OPERATING EXPENSES
a600000 - Salaries & Wages Exp - Mgmt	3,706	5,559	3,706	3,706	3,706	3,706	3,706	3,706	5,559	3,771	3,798	3,798	48,425
a600100 - Salaries & Wages Exp - Admin	160	0	0	0	0	0	310	0	0	0	500	0	970
a600200 - Salaries & Wages Exp - Maint	5,748	6,419	4,681	4,554	4,401	4,962	4,728	5,003	6,526	5,470	4,795	4,841	62,126
a600300 - Salaries & Wages Exp - Leasing	1,278	2,132	1,292	1,159	1,831	1,239	1,253	1,330	2,149	1,365	784	1,558	17,368
a601000 - Sal & Wages Accrual - Mgmt	245	(1,418)	395	426	(17)	384	280	406	(1,589)	397	394	269	171
a601100 - Sal & Wages Accrual - Admin	781	(553)	111	92	278	(121)	288	(938)	0	0	241	(241)	(62)
a601200 - Sal & Wages Accrual - Maint	829	(2,499)	581	484	(85)	751	233	714	(2,329)	863	227	365	134
a601300 - Sal & Wages Accrual - Leasing	0	0	0	0	0	0	0	944	(542)	118	(142)	483	861
a602200 - Overtime - Maintenance	0	0	0	0	0	0	0	0	157	179	130	116	582
a602300 - Overtime - Leasing	0	0	0	0	0	0	0	0	0	0	110	0	110
a604000 - Empl Recog & Spot Bonus Exp	0	0	0	0	0	0	0	0	0	310	0	202	512
a604100 - Employee Apartments Exp	3,103	3,342	3,342	3,342	3,342	3,342	3,342	3,342	3,347	3,338	3,098	3,098	39,376
a604300 - Salary Exp - Outsourced Svcs	150	146	149	155	156	153	145	124	107	108	120	122	1,633
KTR Real Estate Advisors, LLC

Cedar Rim Apartments Newcastle, Washington	October 14, 2011 Addenda

Report Name: P_OST_12MDet_Stnd Application: _a60AFR Run Date: October 06, 2011 9:13:27	Standard Property 12 Month Operating Statement Trend Detail p005763 — Cedar Rim Actual Ledger For the period ended Y2011 Sep	User: DMcclure

	Y2010_Oct	Y2010_Nov	Y2010_Dec	Y2011_Jan	Y2011_Feb	Y2011_Mar	Y2011_Apr	Y2011_May	Y2011_Jun	Y2011_Jul	Y2011_Aug	Y2011_Sep	Total
Total Compensation Expense	15,998	13,126	14,256	13,916	13,612	14,416	14,282	14,631	13,385	15,918	14,056	14,610	172,206
a605000 - Payroll Tax Exp - FICA	1,212	1,410	1,028	1,780	1,953	1,430	1,294	1,551	1,140	976	746	761	15,281
a605100 - Payroll Tax Exp - FUTA	0	0	0	0	0	0	0	0	0	0	8	9	18
a605200 - Payroll Tax Exp - SUTA	0	0	0	0	0	0	0	0	687	387	280	309	1,663
a605400 - Payroll Tax Exp - Accrual	336	(519)	128	438	(136)	129	26	324	(759)	178	(21)	98	222
a606000 - Workers Comp Exp	329	957	625	750	853	666	637	744	978	785	630	641	8,593
a606100 - Workers Comp Exp - Accrual	0	0	0	0	0	0	0	334	(345)	116	5	50	160
a606900 - Workers Comp Exp - Adjust	85	(63)	64	125	(42)	73	33	(188)	0	0	0	0	85
a607000 - Benefits Exp - Health	1,474	1,579	537	1,035	1,040	1,035	1,079	1,035	1,398	466	931	932	12,543
a607200 - Benefits Exp - LTD & STD	0	0	0	0	0	0	0	0	154	51	103	103	412
a607500 - Benefits Exp - Accrual	0	(526)	526	0	0	0	0	0	(466)	466	0	0	0
a607900 - Benefits Exp - Adjustments	0	0	0	0	204	0	0	0	0	0	0	0	204

PR Taxes, WC & Benefits Exp	3,436	2,837	2,908	4,128	3,873	3,333	3,069	3,800	2,787	3,426	2,682	2,903	39,181
a608000 - Leasing Comm Exp - Paid	270	1,194	228	860	477	668	0	286	1,064	0	0	0	5,047
a608200 - Leasing Comm Exp - Amort Resd:	(55)	(787)	113	(384)	8	(105)	460	164	(509)	459	435	326	126

Leasing Commissions	215	407	341	476	485	563	460	450	555	459	435	326	5,173
a608510 - Other Pers - CSC Allocations	57	57	68	72	76	77	61	60	76	67	69	39	780

Other Pers & Contract Exp	57	57	68	72	76	77	61	60	76	67	69	39	780
a608900 - Direct Capitalized Payroll	(2,103)	(146)	(46)	(142)	(600)	(323)	(203)	(18)	(781)	(513)	(751)	(568)	(6,194)

Capitalized Payroll - Direct	(2,103)	(146)	(46)	(142)	(600)	(323)	(203)	(18)	(781)	(513)	(751)	(568)	(6,194)

Personnel Bef Incentive Comp	17,603	16,281	17,527	18,450	17,447	18,066	17,670	18,923	16,022	19,357	16,491	17,309	211,146

a609100 - ST Incent - Ops Incent Plan	1,089	2,896	4,451	1,348	(3,474)	1,348	0	(1,415)	5,275	(353)	3,301	2,731	17,197

Incentive Comp Exp	1,089	2,896	4,451	1,348	(3,474)	1,348	0	(1,415)	5,275	(353)	3.301	2,731	17,197

Personnel Expense	18,692	19,177	21,978	19,798	13,973	19,413	17,670	17,508	21,297	19,004	19,793	20,040	228,343

a610000 - Util Exp - Gas House Acct	1,850	1,413	2,339	1,993	1,561	2,846	1,392	2,339	1,037	1,530	1,000	566	19,867

Utilities Expense - Gas	1,850	1,413	2,339	1,993	1,561	2,846	1,392	2,339	1,037	1,530	1,000	566	19,867
a610100 - Util Exp - Elec House Acct	739	661	878	877	922	694	747	594	584	572	578	70	7,915
a610110 - Util Exp - Elec Vacant	162	0	1,144	669	0	697	1,576	764	558	556	349	489	6,965

Utilities Exp - Elec	900	661	2,023	1,546	922	1,392	2,323	1,358	1,142	1,129	927	559	14,880
a610200 - Util Exp - Water	2,589	3,009	4,089	4,142	350	3,060	2,050	568	1,050	5,481	1,050	5,354	32,791
a610210 - Util Exp - Sewer	5,897	5,100	5,089	4,900	5,284	5,083	6,445	4,772	4,856	6,272	4,223	11,420	69,341

Utilities Exp - Water/Sewer	8,487	8,109	9,178	9,042	5,633	8,143	8,495	5,340	5,906	11,753	5,272	16,774	102,131
a610410 - Util Exp - Resid Billing Fees	357	333	342	367	338	309	353	359	501	480	535	379	4,654
a610490 - Util Exp - Misc Util Chgs	186	83	138	77	91	80	151	0	0	0	0	3	808

Utilities Exp - Other	542	416	479	444	429	389	504	359	501	480	535	382	5,462

Utilities Expense	11,779	10,599	14,020	13,025	8,546	12,770	12,714	9,396	8,586	14,892	7,734	18,281	142,341

a611000 - Contr Svc Exp - Yards & Grnds	1,533	0	1,533	1,533	1,533	1,533	1,533	3,504	1,533	1,533	1,533	1,533	18,834
a611020 - Contr Svc Exp - Trash Removal	970	1,170	902	1,042	988	887	1,213	1,083	1,131	1,070	1,456	1,052	12,965
a611060 - Contr Svc Exp - Alarm Costs	(44)	0	161	0	0	0	0	0	0	165	247	0	529
a611101 - Contr Svc Exp - Other Pests	210	10	281	80	76	147	147	293	0	1,001	147	367	2,758
a611110 - Contr SVC Exp - Snow Removal	0	0	66	0	0	0	0	0	0	0	0	0	66
a611140 - Contr Svc Exp - Cable TV	74	100	248	80	174	274	74	174	174	174	74	174	1,792
a611150 - Contr Svc Exp - Plumbing	0	0	0	0	0	0	0	931	0	0	0	0	931
a611180 - Contr Svc Exp - Appliances	0	0	0	0	0	0	0	0	0	0	0	0	0
a611490 - Contr Svc Exp - Misc Svcs/Oth	150	0	0	(120)	(8)	60	(15)	0	0	0	0	0	68

Contract Services Expense	2,893	1,280	3,190	2,615	2,764	2,901	2,952	5,985	2,838	3,943	3,457	3,126	37,942

a612000 - Turn Exp - Painting	350	(22)	350	88	0	350	366	1,161	67	0	360	852	3,922
a612010 - Turn Exp - Paint & Supplies	269	215	223	0	(94)	177	347	221	28	351	641	365	2,744
a612020 - Turn Exp - General Cleaning	980	420	432	1	420	840	840	735	980	840	560	705	7,753
a612030 - Turn Exp - Carpet Cleaning	360	216	58	36	120	444	642	730	180	65	215	142	3,208
a612050 - Turn Exp - Keys & Locks	0	0	155	0	46	9	7	0	49	15	0	0	281

Turnover Expense	1,959	829	1,218	125	491	1,820	2,203	2,847	1,304	1,272	1,776	2,065	17,909

a613000 - R&M Exp - Supplies - Plumbing	156	6	1	154	62	62	(70)	155	181	117	317	30	1,170
a613010 - R&M Exp - Supplies - Electric	88	47	83	91	0	0	0	0	0	0	0	0	309
a613020 - R&M Exp - Supplies - HVAC	1,057	34	3	0	0	0	0	0	0	0	0	0	1,094
a613030 - R&M Exp - Supplies - Appliance	85	83	136	0	40	40	79	147	80	40	71	7	806
a613040 - R&M Exp - Supplies - Lighting	0	0	0	0	0	0	0	0	63	53	0	0	115
a613050 - R&M Exp - Supplies - Bulb/Lamp	58	0	167	57	0	51	145	7	0	0	198	19	701
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Addenda

Report Name: P_OST_12MDet_Stnd	Standard Property 12 Month Operating Statement	User: DMcclure
Application: _a60AFR	Trend Detail
Run Date: October 06, 2011 9:13:27	p005763 — Cedar Rim
Actual Ledger
For the period ended Y2011 Sep

	Y2010_Oct	Y2010_Nov	Y2010_Dec	Y2011_Jan	Y2011_Feb	Y2011_Mar	Y2011_Apr	Y2011_May	Y2011_Jun	Y2011_Jul	Y2011_Aug	Y2011_Sep	Total
a613060 - R&M Exp - Supplies - Cleaning	338	39	24	34	0	0	189	23	348	157	226	9	1,385
a613070 - R&M Exp - Supplies - Landscape	0	0	29	0	0	0	0	0	650	0	62	0	741
a613090 - R&M Exp - Supplies - Other	297	42	98	76	87	60	98	25	107	0	324	68	1,282

Rep & Maint Exp - Supplies	2,078	250	541	412	189	213	440	357	1,427	366	1,198	132	7,604
a613120 - R&M Exp - Equip - Plumbing	0	0	0	(11)	46	4	0	0	0	203	0	0	242
a613130 - R&M Exp - Equip - Fire Protect	165	(165)	0	0	0	330	0	0	0	51	0	0	381
a613140 - R&M Exp - Equip - Vehicles	0	0	15	0	0	17	0	20	0	0	409	54	515

Rep & Maint Exp - Equipment	165	(165)	15	(11)	46	351	0	20	0	254	409	54	1,138
a613200 - R&M Exp - Bldg - Interior	0	0	0	0	15	555	0	0	0	0	0	0	570
a613210 - R&M Exp - Bldg - Exterior	0	0	0	0	0	0	0	0	0	0	0	0	0
a613220 - R&M Exp - Bldg - Window Glass	0	0	0	0	0	0	0	0	0	48	0	0	48
a613290 - R&M Exp - Bldg - Other	0	0	0	0	0	414	0	0	0	0	0	0	414

Rep & Maint Exp - Building	0	0	0	0	15	969	0	0	0	48	0	0	1,031
a613300 - R&M Exp - Grounds - Pool & Spa	190	(21)	0	33	183	0	107	2	0	228	98	9	830
a613320 - R&M Exp - Grounds - Exterior	0	0	0	0	0	0	0	0	0	0	45	4	49

Rep & Maint Exp - Grounds	190	(21)	0	33	183	0	107	2	0	228	142	14	879
a613910 - R&M Exp - Other - Rebates	0	11	(7)	(36)	9	5	(9)	(9)	0	(10)	(104)	45	(105)
a613990 - R&M Exp - Other - Misc	89	0	0	181	45	40	(45)	0	0	0	0	35	345

Rep & Maint Exp - Other	89	11	(7)	145	54	45	(54)	(9)	0	(10)	(104)	80	240

Repairs & Maintenance Exp	2,522	75	550	579	487	1,577	494	369	1,427	886	1,645	280	10,892
a614000 - Mktg Exp - Adv - Web	970	1,110	655	501	(182)	458	510	760	1,950	2,160	2,111	2,269	13,274
a614010 - Mktg Exp - Adv - Print	0	0	0	0	0	0	0	0	0	0	0	0	0
a614020 - Mktg Exp - Adv - Aimco Website	687	589	693	125	150	174	174	113	201	123	160	169	3,360
a614030 - Mktg Exp - Adv - OC Advert	253	274	314	195	0	0	354	0	265	398	290	323	2,665

Mktg Exp - Advertising	1,910	1,973	1,663	821	(31)	633	1,038	873	2,416	2,681	2,562	2,761	19,299
a614120 - Mkt Exp - Brkr - Res Ref Amort	75	75	0	0	0	0	0	0	0	0	0	0	150
a614130 - Mkt Exp - Brkr - Ref Fees Pd	239	(299)	0	0	0	0	0	0	325	0	325	0	590
a614150 - Mkt Exp - Brkr - Ref Fees Amt	(209)	299	0	0	0	0	(30)	(30)	(322)	27	(290)	65	(491)
a614160 - Mktg Exp - Brkr - Loc Non - Def	0	300	0	0	0	0	0	325	0	0	0	0	625

Mktg Exp - Brokers	105	375	0	0	0	0	(30)	295	3	27	35	65	874
a614200 - Mktg Exp - PoS - Leasing Promo	11	0	22	0	22	11	10	1	30	(11)	0	1	98
a614210 - Mktg Exp - PoS - Signage	0	0	0	0	0	0	0	0	7,317	0	0	0	7,317
a614240 - Mktg Exp - PoS - Collateral	0	0	0	0	995	65	0	(22)	194	81	0	91	1,403
a614250 - Mktg Exp - PoS - Phone Svcs	144	49	45	186	0	0	90	96	0	90	0	0	699

Mktg Exp - Point of Sale	155	49	67	186	1,017	76	100	74	7,541	160	0	92	9,517
a614300 - Mktg Exp - Retn - Res Functns	0	0	0	0	0	0	0	0	546	0	0	0	546
a614310 - Mktg Exp - Retn - Res Relatns	240	(11)	344	0	0	143	0	0	52	123	(7)	111	995
a614330 - Mktg Exp - Retn - Print Coll	0	0	0	0	0	0	0	0	0	102	0	0	102

Mktg Exp - Retention	240	(11)	344	0	0	143	0	0	598	225	(7)	111	1,643

Marketing Expense	2,410	2,386	2,074	1,007	986	852	1,108	1,242	10,558	3,093	2,590	3,029	31,334

Property - Specific Expense	21,563	15,170	21,051	17,350	13,274	19,919	19,471	19,840	24,712	24,086	17,202	26,780	240,418
a620900 - T&E Exp - Other	1,163	520	406	334	511	280	1,500	651	237	0	555	79	6,237

Travel & Entertainment Exp	1,163	520	406	334	511	280	1,500	651	237	0	555	79	6,237
a621310 - Facil Exp - Moving & Storage	0	0	0	0	0	0	0	0	38	0	0	0	38

Facilities Expense	0	0	0	0	0	0	0	0	38	0	0	0	38
a622000 - Adm & Off Exp - Applicant Sorn	121	59	61	46	31	0	79	221	717	363	206	0	1,904
a622060 - Adm & Off Exp - Other Equip	14	25	103	186	13	16	(135)	93	(9)	(19)	0	18	303
a622100 - Adm & Off Exp - Cred Card Fees	130	89	123	71	106	92	27	122	88	77	14	181	1,121
a622120 - Adm & Off Exp - Eviction Costs	0	0	0	0	0	0	40	0	617	0	0	0	657
a622140 - Adm & Off Exp - Uniforms	71	122	0	270	0	0	150	126	40	0	357	41	1,178
a622180 - Adm & Off Exp - Supplies	161	67	102	104	9	349	373	130	188	159	75	109	1,824
a622200 - Adm & Off Exp - Food & Bev	0	0	0	0	0	0	0	0	0	0	20	0	20
a622260 - Adm & Off Exp - Meeting Costs	0	0	0	523	365	96	63	130	0	0	0	0	1,677
a622280 - Adm & Off Exp - Printing	49	49	49	47	45	44	48	44	44	0	0	0	420
a622300 - Adm & Off Exp - Postage	6	29	67	21	9	13	12	66	16	4	12	40	295
a622320 - Adm & Off Exp - IT Help Desk	0	0	0	37	40	89	58	108	78	100	77	52	640
a622900 - Adm & Off Exp - Other	475	360	449	384	393	423	380	426	360	724	422	439	5,235

Admin & Office Expense	1,027	800	954	1,690	1,511	1,121	1,094	1,467	2,139	1,409	1,182	881	15,275
a623000 - C&C Exp - Wired Telco Svcs	173	483	746	370	116	496	707	122	667	406	401	337	5,023
a623100 - C&C Exp - Wireless Telco Svcs	158	0	302	158	158	158	237	237	236	243	237	237	2,359
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Addenda

Report Name: P_OST_12MDet_Stnd	Standard Property 12 Month Operating Statement	User: DMcclure
Application: a60AFR	Trend Detail
Run Date: October 06, 2011 9:13:27	p005763 — Cedar Rim
Actual Ledger
For the period ended Y2011 Sep

	Y2010_Oct	Y2010_Nov	Y2010_Dec	Y2011_Jan	Y2011_Feb	Y2011_Mar	Y2011_Apr	Y2011_May	Y2011_Jun	Y2011_Jul	Y2011_Aug	Y2011_Sep	Total
a623300 - C&C Exp - Software & Maint	573	44	222	195	213	422	784	557	739	928	814	713	6,204
a623600 - C&C Exp - Phone - Cont Ctr	592	624	699	402	567	527	1,464	1,144	1,096	722	1,085	627	9,547
a623900 - C&C Exp - Other	0	0	0	0	0	0	0	0	0	0	0	261	261

Computer & Communication Exp	1,495	1,151	1,968	1,125	1,054	1,603	3,191	2,059	2,737	2,298	2,536	2,175	23,394
a624000 - C&P Exp - Legal Fees	16	6	181	0	29	10	30	34	8	36	2	(21)	330
a624040 - C&P Exp - Training	0	0	22	30	0	1,235	0	0	0	0	21	486	1,793
a624100 - C&P Exp - Allocated Training	107	107	107	92	92	92	92	92	92	92	92	92	1,145
a624120 - C&P Exp - Allocated HR	0	0	0	0	0	0	0	0	0	0	995	0	995
a624900 - C&P Exp - Other	20	20	24	23	24	24	19	19	24	21	22	12	253

Corporate & Professional Exp	142	133	334	144	145	1,361	141	144	124	148	1,131	568	4,516

Administrative Expense	3,828	2,605	3,663	3,293	3,221	4,364	5,926	4,322	5,275	3,856	5,403	3,703	49,460

Controllable Operating Exp	44,083	36,952	46,692	40,442	30,468	43,697	43,067	41,669	51,284	46,945	42,398	50,523	518,220

Controllable Net Op Inc	92,071	96,650	84,265	93,084	102,549	86,771	97,979	97,280	91,164	88,608	94,014	93,497	1,117,931

PROP OPS EXP - TAXES & INSURANCE
a650000 - Real Estate Taxes	17,282	17,282	17,282	14,595	15,415	15,005	15,005	15,005	15,005	15,005	15,005	15,005	186,889
a650400 - Tax Refund Prior Years	0	0	0	0	0	0	(30,576)	0	0	0	0	0	(30,576)

Real Estate & Pers Prop Tax	17,282	17,282	17,282	14,595	15,415	15,005	(15,571)	15,005	15,005	15,005	15,005	15,005	156,313
a624500 - C&P Exp - Tax Cred Compl Fees	65	19	27	27	30	30	30	30	30	30	24	(231)	111
a650920 - Licenses, Permits and Fees	0	0	0	0	0	0	0	548	55	0	447	0	1,050
a650930 - Sales and Use Tax	419	0	0	548	184	113	117	115	124	128	4,254	346	6,348
a650950 - Consulting Fees RE Taxes	0	0	0	0	0	0	6,565	68	0	0	0	0	6,633

Other Taxes & Fees Prop	484	19	27	575	214	143	6,712	761	209	158	4,725	115	14,141
a651020 - Hazard Insurance	2,089	2,089	2,089	2,089	2,089	3,059	3,059	3,059	3,059	3,062	3,059	3,059	31,861
a651040 - General Liability Insurance	464	463	464	464	464	464	464	464	464	464	464	464	5,561

Net Hazard & GL Insurance	2,552	2,551	2,552	2,552	2,552	3,523	3,523	3,523	3,523	3,525	3,523	3,523	37,422
a651280 - Crime Fidelity Ins	51	51	51	51	51	51	51	51	51	51	51	51	616
a651300 - Umbrella Auto Flood & Oth Ins	80	78	80	80	80	80	80	80	80	80	80	80	953

Insurance Property	131	130	131	131	131	131	131	131	131	131	131	131	1,569

Taxes & Insurance	20,449	19,982	19,992	17,853	18,311	18,802	(5,206)	19,420	18,867	18,818	23,384	18,774	209,446

OTH NON-CONTROLLABLE OPERATING EXP
a660000 - Management Fee Exp - Aimco	6,914	6,562	6,443	6,340	6,291	6,486	6,404	6,882	7,086	7,056	6,377	6,918	79,760

0620 - Property Mgmt Expense	6,914	6,562	6,443	6,340	6,291	6,486	6,404	6,882	7,086	7,056	6,377	6,918	79,760
a661500 - Environmental Exp	0	0	0	0	0	0	0	0	125	0	0	0	125

Misc & Non-Control Rev & Exp	0	0	0	0	0	0	0	0	125	0	0	0	125

Property Net Operating Income	64,707	70,107	57,830	68,891	77,946	61,483	96,780	70,978	65,086	62,734	64,253	67,805	828,600

a662000 - Legal Exp - Pship	0	0	0	0	1	0	0	0	0	0	0	0	1

Pship Legal & Prof	0	0	0	0	1	0	0	0	0	0	0	0	1
a662230 - Taxes, Fees & Licenses	0	0	0	0	0	52	69	260	0	0	0	0	381

Pship Other Expense	0	0	0	0	0	52	69	260	0	0	0	0	381

0630 - Legal Prof & Oth Pshp	0	0	0	0	1	52	69	260	0	0	0	0	382

a665000 - Casualty Loss AIV Proceeds	(25,000)	(44,871)	0	0	0	0	0	0	0	0	0	0	(69,871)
a665200 - Emergency Proceeds - AIV	0	(12,155)	0	0	0	0	0	0	0	0	0	0	(12,155)
a665300 - Casualty Basis Write-Off	383	381	0	0	0	0	0	0	0	0	0	0	764
a665500 - Ins Damage Above Deductible	92,491	(69,871)	1,487	0	0	0	0	0	0	0	0	0	24,107
a665600 - Ins Damage Below Deductible	936	173	457	0	0	0	0	0	0	0	0	0	1,566

0645 - Casualty Gain (Loss)	68,810	(126,342)	1,944	0	0	0	0	0	0	0	0	0	(55,589)
a624160 - Other Exp - Bank Charges	82	87	174	86	87	121	118	124	99	121	121	91	1,310

0680 - Other Inc (Exp) Net	82	87	174	86	87	121	118	124	99	121	121	91	1,310
a700000 - Depr Exp - Real Property	41,264	41,263	40,917	27,882	27,993	27,994	27,980	27,966	27,966	27,647	27,646	27,656	374,174
a700100 - Depr Exp - Furniture & Fixture	177,709	177,536	177,438	177,533	177,399	177,263	177,118	176,873	176,705	176,551	176,584	176,515	2,125,225

Real Estate Deprec & Amort	218,973	218,799	218,355	205,415	205,392	205,257	205,098	204,839	204,671	204,198	204,230	204,171	2,499,399
a705000 - Depreciation - Non RE Assets	72	72	72	211	165	156	182	170	169	167	167	167	1,772

0695 - Deprec & Amort Non-RE	72	72	72	211	165	156	182	170	169	167	167	167	1,772
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Addenda

Report Name: P_OST_12MDet_Stnd	Standard Property 12 Month Operating Statement	User: DMcclure
Application: _a60AFR	Trend Detail
Run Date: October 06, 2011 9:13:27	p005763 — Cedar Rim
Actual Ledger
For the period ended Y2011 Sep

	Y2010_Oct	Y2010_Nov	Y2010_Dec	Y2011_Jan	Y2011_Feb	Y2011_Mar	Y2011_Apr	Y2011_May	Y2011_Jun	Y2011_Jul	Y2011_Aug	Y2011_Sep	Total
Noncontrollable Operating Exp	315,301	119,160	246,979	229,905	230,248	230,874	206,665	231,695	231,017	230,360	234,279	230,121	2,736,605

Total Operating Expense	359,384	156,111	293,671	270,347	260,716	274,571	249,732	273,364	282,302	277,305	276,677	280,644	3,254,825

OPERATING INCOME	(223,230)	(22,509)	(162,715)	(136,821)	(127,699)	(144,103)	(108,687)	(134,415)	(139,853)	(141,752)	(140,265)	(136,625)	(1,618,673)

NON-OPERATING INCOME (EXPENSES)

a805700 -Int Inc - Security Deposit	1	1	1	1	1	1	1	1	1	1	1	1	12

0710 –Prop lnt lnc MM & IBA	1	1	1	1	1	1	1	1	1	1	1	1	12

Total Interest Income	1	1	1	1	1	1	1	1	1	1	1	1	12

a810010 - Int Exp - Secured Fixed 1st	(23,841)	(23,881)	(23,861)	(23,779)	(23,821)	(23,800)	(23717)	(23,759)	(23,738)	(23,653)	(23,695)	(23,674)	(285,219)
a810020 - Int Exp - Secured Fixed 2nd	(21,245)	(21,289)	(21,267)	(121,179)	(21,223)	(21,201)	(21,111)	(21,156)	(21,134)	(21,043)	(21,088)	(21,065)	(254,000)

0750 - Interest Exp Mortgage	(45,086)	(45,170)	(45,128)	(44,958)	(45,043)	(45,001)	(44,828)	(44,915)	(44,871)	(44,695)	(44,784)	(44,740)	(539,219)
a811000 - Deferred Loan Cost Amort	(1,247)	(1,247)	(1,247)	(1,247)	(1,247)	(1,247)	(1,247)	(1,247)	(1,247)	(1,247)	(1,247)	(1,002)	(14,715)

0752 - DLC & Other Amort	(1,247)	(1,247)	(1,247)	(1,247)	(1,247)	(1,247)	(1,247)	(1,247)	(1,247)	(1,247)	(1,247)	(1,002)	(14,715)
a813150 - Fees - Other	0	0	0	0	0	0	(19)	(154)	0	0	0	0	(173)
a813190 - Int Exp – Corporate AR	0	0	0	0	0	0	0	0	(17)	0	0	(16)	(33)

0756 - Int Exp Financial Exp	0	0	0	0	0	0	(19)	(154)	(17)	0	0	(16)	(206)

Int Exp - Property	(46,333)	(46,417)	(46,375)	(46,205)	(46,290)	(46,247)	(46,093)	(46,315)	(46,135)	(45,942)	(46,030)	(45,757)	(554,139)

Total Interest Expense	(146,333)	(46,417)	(46,375)	(46,205)	(46,290)	(46,247)	(46,093)	(46,315)	(46,135)	(45,942)	(46,030)	(45,757)	(554,139)

Total Non-Operating Inc(Exp)	(46,331)	(46,416)	(46,374)	(46,204)	(46,289)	(46,247)	(46,092)	(46,314)	(46,134)	(45,941)	(46,029)	(45,756	(554,127)

Net Income (Loss)	(269,562)	(68,925)	(209,088)	(183,025)	(173,988)	(190,349)	(154,779)	(180,729)	(185,987)	(187,693)	(186,295)	(182,381)	(2,172,801)

CHANGE IN ASSETS

a100000 - Building Initial Acquisition	0	(21,603)	0	0	0	0	0	0	0	0	0	0	(21,603)
a100400 - Office Computers	0	0	(5,538)	0	0	(1,403)	0	0	0	0	0	0	(6,941)

Initial Acq & Other Capital	0	(21,603)	(5,538)	0	0	(1,403)	0	0	0	0	0	0	(28,544)

a100500 - TC Compactor / Disposal	0	0	0	0	0	0	0	0	0	0	0	0	0
a100560 - TC Washer	0	0	(801)	0	0	0	0	0	0	0	0	0	(881)
a100600 - TC Flooring Carpet	0	0	(1,701)	0	(640)	(2,451)	(634)	(1,126)	(2,277)	(2,290)	(616)	(2,199)	(13,934)
a100660 - TC Countertops	(580)	0	(55)	0	0	0	0	0	0	0	0	0	(635)
a100750 - TC Light Fixtures	0	0	0	0	0	0	0	0	0	(32)	0	0	(32)
a100900 - TC Interior Decorations	0	0	(18)	(43)	10	0	0	0	0	0	0	0	(50)
a100910 - TC Miniblinds / Drapes	0	(27)	(3)	0	0	0	0	0	0	0	0	0	(30)

Turn Capital	(580)	(27)	(2,658)	(43)	(630)	(2,451)	(634)	(1,126)	(2,277)	(2,323)	(616)	(2,199)	(15,563)
a101000 - PC Pool Pumps / Heaters	0	0	0	0	0	0	0	0	0	0	(2,780)	(264)	(3,044)
a101420 - PC Model / Common Fum	0	0	0	0	0	0	0	0	0	(3,455)	0	0	(3,455)
a101570 - PC Signage	0	0	0	0	0	0	0	0	(968)	0	0	0	(988)
a101650 - PC Air Conditioning / Chillers	1,057	0	0	0	0	0	0	0	0	0	0	0	1,057
a101810 – PC Water Heater	0	0	0	0	0	(246)	0	0	0	0	0	0	(246)
a101820 - PC Window Replacement	0	0	0	0	0	0	0	0	0	(623)	0	0	(623)
a101950 - PC Other	60	(127)	9	(513)	(2,053)	7	9	9	202	33	8	(7)	(2,363)

Project Capital	1,116	(127)	9	(513)	(2,053)	(239)	9	9	(766)	(4,045)	(2,772)	(271)	(9,643)
a102010 - Capitalized Payroll	(2,103)	(146)	(46)	(142)	(600)	(323)	(203)	(18)	(781)	(513)	(751)	(568)	(6,194)

Other Capital Replacements	(2,103)	(146)	(46)	(142)	(600)	(323)	(203)	(18)	(781)	(513)	(751)	(568)	(6,194)
a102400 - CR Allocation Out - TC	113	0	171	0	0	0	0	0	0	5	0	0	288
a102410 - CR Allocation Out - PC	(557)	24	5	9	(2)	(1)	(1)	(1)	(30)	352	(1)	1	(204)
a102490 - CR Allocation Out - P/R & Oth	1,370	12	0	36	0	0	0	0	0	0	0	0	1,419

CR Allocation Out	926	36	176	45	(2)	(1)	(1)	(1)	(30)	356	(1)	1	1,503

Capital Replacements	(641)	(263)	(2,519)	(653)	(3,284)	(3,015)	(829)	(1,136)	(3,854)	(6,524)	(4,140)	(3,038)	(29,836)

a103510 - Construction Service Fees - CI	(81)	67	(4)	(26)	(1)	0	0	0	0	5	(53)	0	(93)
KTR Real Estate Advisors, LLC

Cedar Rim Apartments Newcastle, Washington	October 14, 2011 Addenda

Report Name: P_OST_12MDet_Stnd Application: _a60AFR Run Date: October 06, 2011 9:13:27	Standard Property 12 Month Operating Statement Trend Detail p005763 — Cedar Rim Actual Ledger For the period ended Y2011 Sep	User: DMcclure

	Y2010_Oct	Y2010_Nov	Y2010_Dec	Y2011_Jan	Y2011_Feb	Y2011_Mar	Y2011_Apr	Y2011_May	Y2011_Jun	Y2011_Jul	Y2011_Aug	Y2011_Sep	Total

Other Capital Improvements	(81)	67	(4)	(26)	(1)	0	0	0	0	5	(53)	0	(93)
a103900 - Cl Allocation In - TC	0	0	0	0	0	0	0	0	0	(5)	0	0	(5)
a103910 - Cl Allocation In - PC	(926)	(36)	(176)	(45)	2	1	1	1	30	(352)	1	(1)	(1,499)

Cl Allocation In	(926)	(36)	(176)	(45)	2	1	1	1	30	(356)	1	(1)	(1,503)

Capital Improvements	(1,007)	31	(180)	(72)	0	1	2	2	30	(352)	(52)	(1)	(1,597)

a104500 - Casualty CIP Repairs	0	(69,871)	0	0	0	0	0	0	0	0	0	0	(69,871)
a104540 - Casualty CIP Constr Svc Fees	(734)	(133)	(10,481)	(76)	0	0	0	0	0	0	0	0	(11,423)
a104600 - Casualty CIP Recls to In Svc	0	69,871	0	0	0	0	0	0	0	0	0	0	69,871
a104700 - Casualty Capital Spend 5 Yr	(884)	0	(506)	0	0	0	0	0	0	0	0	0	(1,390)
a104800 - Casualty Capital Estimates	383	(383)	0	0	0	0	0	0	0	0	0	0	0

Casualty Capital - Total	(1,235)	(515)	(10,987)	(76)	0	0	0	0	0	0	0	0	(12,813)

a104910 - FDWO - Land	0	0	0	0	0	0	0	947	0	0	0	0	947
a104920 - FDWO - Buildings	0	0	0	0	0	0	0	624,341	0	0	0	0	624,341
a104930 - FDWO - Bldg Equip Fixed	0	0	0	0	0	0	0	41,313	0	0	0	0	41,313
a104940 - FDWO - Bldg Equip Portable	0	0	0	0	0	0	0	96,635	0	0	0	0	96,635
a104950 - FDWO - Furn - Proj/Tenant Use	0	0	0	0	0	0	0	65,263	0	0	0	0	65,263
a104960 - FDWO - Furnishings	0	0	0	0	0	0	0	3,025	0	0	0	0	3,025
a104965 - FDWO - Office Furn Equip	0	0	0	0	0	0	0	13,503	0	0	0	0	13,503
a104970 - FDWO - Maintenance Equip	0	0	0	0	0	0	0	42,735	0	0	0	0	42,735
a104980 - FDWO - Motor Vehicles	0	0	0	0	0	0	0	9,008	0	0	0	0	9,008
a104990 - FDWO - Misc Fixed Assets	0	0	0	0	0	0	0	3,496	0	0	0	0	3,496

Fully Deprec Asset Write-Off	0	0	0	0	0	0	0	900,266	0	0	0	0	900,266

0100 - Real Estate	(2,883)	(22,351)	(19,224)	(800)	(3,284)	(4,416)	(827)	899,131	(3,824)	(6,876)	(4,192)	(3,039)	827,415

a104995 - FDWO - Accumulated Deprec	0	0	0	0	0	0	0	(900,266)	0	0	0	0	(900,266)
a109000 - Accum Depr Building	41,264	(6,240)	40,917	27,882	27,993	27,994	27,980	27,966	232	232	232	232	216,682
a109100 - Accum Depr Building Improve	0	0	0	0	0	0	0	0	28,484	28,186	28,200	28,204	113,075
a109200 - Accum Depr Fur Fix Equip	177,782	177,608	177,510	177,744	177,564	177,419	177,300	177,043	176,015	175,840	175,858	175,781	2,123,465
a108300 - Accum Depr Land Improve	0	0	0	0	0	0	0	0	109	107	107	121	445

0109 - Accum Deprec & Amort	219,046	171,368	218,427	205,626	205,557	205,413	205,280	(695,256)	204,840	204,365	204,398	204,338	1,553,401

Net Real Estate	216,163	149,017	199,204	204,826	202,273	200,997	204,453	203,875	201,016	197,489	200,205	201,299	2,380,816

a115900 - Tenant Security Deposits	1,000	700	(200)	(200)	0	750	588	(1)	(49)	1,150	(500)	0	3,238

Tenant Security Deposits	1,000	700	(200)	(200)	0	750	588	(1)	(49)	1,150	(500)	0	3,238

0115 - Restricted Cash	1,000	700	(200)	(200)	0	750	588	(1)	(49)	1,150	(500)	0	3,238

a120000 - Tenant Accounts Receivable	(815)	4,120	(1,715)	816	(2,576)	(1,658)	(2,400)	3,739	541	(1,472)	3,187	(4,509)	(2,744)
a120010 - Tenant Credit Card Receivable	0	0	0	0	0	0	0	0	0	0	0	0	0
a120090 - Tenant Bad Debt Allowance	(1,316)	(177)	0	0	0	1,170	2,703	(3,616)	117	624	(998)	2,514	1,021

Tenant Receivables	(2,130)	3,943	(1,715)	816	(2,576)	(488)	303	123	658	(849)	2,189	(1,996)	(1,723)
a120110 - Subsidy Receivable	0	0	0	0	0	0	0	0	0	0	0	0	0

Subsidy Receivables	0	0	0	0	0	0	0	0	0	0	0	0	0
a120220 - Accounts Receivable (Other)	49	49	49	0	0	0	0	0	0	0	0	0	146
a120230 - AR Rebates	(34)	163	13	(19)	8	(2)	(18)	(3)	(8)	35	(24)	63	175
a120250 - AR Insur Proceeds - Property	(25,000)	25,000	0	0	0	0	0	0	0	0	0	0	0
a120310 - Util Reimb AR Water/Sewer	0	0	91	0	0	(308)	0	0	(337)	0	0	(1,168)	(1,722)
a120330 - Util Reimb AR Trash	0	0	0	0	0	0	0	0	0	0	0	0	0
a120340 - Util Reimb AR Fees	0	0	(8)	0	0	(3)	0	0	91	0	0	(53)	28
a120360 - Ancillary Inc AR Cable TV	0	0	0	0	0	0	0	0	(1,248)	0	0	0	(1,248)
a120370 - Ancillary Inc AR Phone	0	0	0	0	0	0	0	0	0	0	0	0	0

Misc & Other Property Rec	(24,985)	25,212	144	(19)	8	(313)	(18)	(3)	(1,501)	35	(24)	(1,158)	(2,621)

Total Receivables - Prop	(27,116)	29,155	(1,570)	796	(2,567)	(801)	285	120	(844)	(814)	2,165	(3,154)	(4,344)

a130510 - LC 1st Mrtg Accum Amort	723	723	723	723	723	723	723	723	723	723	723	478	8,428
a130520 - LC 2nd Mrtg Accum Amort	524	524	524	524	524	524	524	524	524	524	524	524	6,287

0130 - Deferred Finance Cost	1,247	1,247	1,247	1,247	1,247	1,247	1,247	1,247	1,247	1,247	1,247	1,002	14,715
a150090 - Invin - Tender Related Fees	0	0	0	0	0	0	0	0	(2,500)	0	2,500	0	0

0150 - Investment in Pships	0	0	0	0	0	0	0	0	(2,500)	0	2,500	0	0

KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Addenda

Report Name: P_OST_12MDet_Stnd	Standard Property 12 Month Operating Statement	User: DMcclure
Application: _a60AFR	Trend Detail
Run Date: October 06, 2011 9:13:27	p005763 - Cedar Rim
Actual Ledger
For the period ended Y2011 Sep

	Y2010_Oct	Y2010_Nov	Y2010_Dec	Y2011_Jan	Y2011_Feb	Y2011_Mar	Y2011_Apr	Y2011_May	Y2011_Jun	Y2011_Jul	Y2011_Aug	Y2011_Sep	Total
a181500 - Prepaid Concessions	1,411	758	(831)	(132)	552	859	(14)	(3,375)	815	1,280	688	(4,423)	(2,415)
a181510 - Prepaid Resident Referrals	75	75	0	0	0	0	0	0	0	0	0	0	150
a181520 - Prepaid Commissions	(55)	(787)	113	(384)	8	(105)	460	164	(509)	459	435	326	126
a181530 - Prepaid Referral Fees	(209)	299	0	0	0	0	(30)	(30)	(322)	27	(290)	65	(491)

Prepaid Concessn & Commissn	1,222	343	(718)	(516)	560	754	417	(3,241)	(17)	1,766	833	(4,032)	(2,630)
a181690 - Prepaid Expense Other	151	151	151	(1,008)	(528)	(518)	93	520	(3,874)	(1,153)	672	672	(4,673)

Prepaid Expenses	151	151	151	(1,008)	(528)	(518)	93	520	(3,874)	(1,153)	672	672	(4,673)
a181720 - Prepaid Prop & Liab Insurance	(4,422)	2,654	2,683	2,683	2,683	(33,058)	3,654	3,654	3,654	3,656	3,654	3,654	(4,853)

Prepaid RE Taxes & Insurance	(4,422)	2,654	2,683	2,683	2,683	(33,058)	3,654	3,654	3,654	3,656	3,654	3,654	(4,853)

0180 - Other Assets	(3,049)	3,147	2,116	1,159	2,715	(32,822)	4,163	932	(237)	4,268	5,159	293	(12,156)

TOTAL ASSETS	188,244	183,266	200,796	207,828	203,668	169,370	210,736	206,173	198,633	203,340	210,776	199,440	2,382,269

CHANGE IN LIABILITIES

a202010 - Mortgage Principal 1st	(3,208)	(3,228)	(3,248)	(3,268)	(3,289)	(3,309)	(3,330)	(3,351)	(3,372)	(3,393)	(3,414)	(3,435)	(39,845)
a202020 - Mortgage Principal 2nd	(4,030)	(4,051)	(4,073)	(4,095)	(4,117)	(4,139)	(4,161)	(4,184)	(4,206)	(4,229)	(4,252)	(4,274)	(49,812)

0202 - Secured Notes Payable	(7,238)	(7,279)	(7,321)	(7,363)	(7,406)	(7,449)	(7,491)	(7,535)	(7,578)	(7,622)	(7,666)	(7,710)	(89,657)
a220200 - Accts Payable - Prop Trade	101,756	(101,903)	12,219	1,473	1,762	21,314	(36,835)	15,341	(15,572)	(353)	13,115	(12,976)	(661)
a220230 - Accrued AP - Expenses	(3,662)	3,997	(2,331)	6,023	(5,214)	4,570	(4,845)	(8,349)	3,382	(1,818)	638	(1,854)	(9,462)
a220240 - Accrued AP - Capital	0	0	0	0	0	1,403	(1,403)	0	0	0	0	0	0
a220260 - Accrued AP - ePro Accruals	1,876	(3,423)	(123)	(342)	(214)	1,248	(906)	2,183	(2,228)	1,738	3,131	(4,034)	(1,092)

0220 - Accounts Payable	99,970	(101,329)	9,764	7,154	(3,665)	28,535	(43,989)	9,175	(14,417)	(432)	16,884	(18,865)	(11,215)

a280000 - Accrued Wages - Mgmt	245	(1,418)	395	426	(17)	384	280	406	(1,589)	397	394	269	171
a280010 - Accrued Wages - Admin	781	(553)	111	92	278	(121)	288	(938)	0	0	241	(241)	(62)
a280020 - Accrued Wages - Maint	829	(2,499)	581	484	(85)	751	233	714	(2,329)	863	227	365	134
a280030 - Accrued Wages - Leasing	0	0	0	0	0	0	0	944	(542)	118	(142)	483	861
a280060 - Benefits Accrual	0	(526)	526	0	0	0	0	0	(466)	466	0	0	0
a280080 - Payroll Tax Accrual	336	(519)	128	438	(136)	129	26	324	(759)	178	(21)	98	222
a280090 - Workers Comp Accrual	85	(63)	64	125	(42)	73	33	146	(345)	116	5	50	246

Accr Payroll Benfits & Taxes	2,275	(5,579)	1,805	1,565	(2)	1,216	860	1,595	(6,029)	2,138	704	1,024	1,571
a280510 - Accrued Property Bonus	(2,179)	2,896	4,451	(893)	(7,172)	1,348	0	(3,142)	5,275	(2,512)	3,301	2,731	4,104

Accrued Bonus	(2,179)	2,896	4,451	(893)	(7,172)	1,348	0	(3,142)	5,275	(2,512)	3,301	2,731	4,104
a280620 - Retainage Payable - CR/CE	9,203	(9,203)	0	0	0	0	0	0	0	0	0	0	0

Accrued Development	9,203	(9,203)	0	0	0	0	0	0	0	0	0	0	0
a280910 - Accrued Int 1st Mortgage	(60)	0	0	(62)	0	0	(63)	0	0	(64)	0	0	(249)
a280920 - Accrued Int 2nd Mortgage	(65)	0	0	(66)	0	0	(67)	0	0	(69)	0	0	268

Accrued Interest - Mortgage	(126)	0	0	(128)	0	0	(130)	0	0	(132)	0	0	(516)
a281210 - Management Fees Pay	0	0	126	(94)	(33)	0	0	0	0	0	0	0	0

Management Fees Pay	0	0	126	(94)	(33)	0	0	0	0	0	0	0	0
a281800 - Accrued Property Taxes	(86,411)	17,282	17,282	14,595	15,415	15,005	(75,024)	15,005	15,005	15,005	15,005	15,005	(6,832)

Accrued Property Taxes	(86,411)	17,282	17,282	14,595	15,415	15,005	(75,024)	15,005	15,005	15,005	15,005	15,005	(6,832)
a281930 - Unclaimed Checks	(213)	0	0	0	231	0	0	0	0	3	0	0	19

Escheatment Pay	(213)	0	0	0	231	0	0	0	0	0	0	0	19

0280 - Accrued Expenses	(77,451)	5,396	23,665	15,045	8,439	17,569	(74,294)	13,458	14,250	14,498	19,010	18,759	(1,655)

a290320 - Prepaid Rent - tenants	(1,194)	(2,842)	1,656	(5,038)	2,074	902	(355)	9,798	2,399	(4,388)	2,595	(5,679)	(71)
a290340 - Deferred Rev - Prop-Pship	0	0	0	0	0	0	0	0	0	0	0	19,500	19,500

0290 - Deferred Income	(1,194)	(2,842)	1,656	(5,038)	2,074	902	(355)	9,798	2,339	(4,388)	2,595	13,821	19,429

a291000 - Sec Dep Tenant Held In Trust	(1,000)	(700)	200	200	0	(750)	(588)	800	(750)	(1,150)	500	0	(3,238)
a291010 - Security Deposit Refund	0	0	0	0	0	(727)	727	49	(49)	0	0	0	0

0291 - Security Deposits	(1,000)	(700)	200	200	0	(1,477)	139	849	(799)	(1,150)	500	0	(3,238)

Total Liabilities	13,088	(106,754)	27,964	9,997	(558)	38,080	(125,991)	25,745	(6,145)	906	31,323	6,006	(86,336)

CHANGE IN EQUITY

a350050 - Curr Yr Profit & Loss	(269,562)	(68,925)	(209,088)	(183,025)	(173,988)	(190,349)	(154,779)	(180,729)	(185,987)	(187,693)	(186,295)	(182,381)	(2,172,801)
KTR Real Estate Advisors, LLC

Cedar Rim Apartments	October 14, 2011
Newcastle, Washington	Addenda

Report Name: P_OST_12MDet_Stnd	Standard Property 12 Month Operating Statement	User: DMcclure
Application: _a60AFR	Trend Detail
Run Date: October 06, 2011 9:13:27	p005763 — Cedar Rim
Actual Ledger
For the period ended Y2011 Sep

	Y2010_Oct	Y2010_Nov	Y2010_Dec	Y2011_Jan	Y2011_Feb	Y2011_Mar	Y2011_Apr	Y2011_May	Y2011_Jun	Y2011_Jul	Y2011_Aug	Y2011_Sep	Total
a350590 - Partners Capital - Invest Elim	32,000	113,000	(140,500)	(35,000)	(27,000)	3,500	100,500	(104,000)	0	0	(35,000)	0	(92,500)

0350 - Ret Earn (Accum Def)	(237,562)	44,075	(349,588)	(218,025)	(200,988)	(186,849)	(54,279)	(284,729)	(185,987)	(187,693)	(221,295)	(182,321)	(2,265,301)

Total Equity	(237,562)	44,075	(349,588)	(218,025)	(200,988)	(186,849)	(54,279)	(284,729)	(185,987)	(187,693)	(221,295)	(182,381)	(2,265,301)

Total liabilities and equity	(224,474)	(62,679)	(321,624)	(208,028)	(201,546)	(148,769)	(180,270)	(258,984)	(192,132)	(186,786)	(189,972)	(176,375)	(2,351,637)

Net Cash Flow	(36,229)	120,587	(120,829)	(200)	2,122	20,601	30,466	(52,811)	6,501	16,554	20,804	23,066	30,632

0110 - Cash & Cash Equiv	(36,229)	120,587	(120,829)	(200)	2,122	20,601	30,466	(52,811)	6,501	16,554	20,804	23,066	30,632

Calculation of Free Cash Flow

Reportable Net Op Inc	71,622	76,669	64,273	75,231	84,238	67,969	103,185	77,860	72,297	69,790	70,630	74,723	908,486

Plus monthly activity for:
Turn Capital	(580)	(27)	(2,658)	(43)	(630)	(2,451)	(634}	(1,126)	(2,277)	(2,323)	(616)	(2,199)	(15,563)
Project Capital	1,116	(127)	9	(513)	(2,053)	(239)	9	9	(766)	(4,045)	(2,772)	(271)	(9,643)
Initial Acq & Other Capital	0	(21,603)	(5,538)	0	0	(1,403)	0	0	0	0	0	0	(28,544)

Equals Free Cash Flow	72,158	54,912	56,085	74,676	81,555	63,876	102,560	76,744	69,254	63,422	67,241	72,252	854,735

KTR Real Estate Advisors, LLC

Cedar Rim Apartments Newcastle, Washington	October 14, 2011 Addenda

FLOOR PLANS: TWO BEDROOM

MOUNTAIN STREAM
2 Bed 2 Bath, 1050 sq ft

OPTIONAL WINDOWS
FIREPLACE
STORAGE
DINING ROOM
10 X 13
LIVING ROOM
11 X 16
PATIO/
BALCONY
PATIO/
BALCONY
ISLAND
DW
OPTIONAL WINDOW
KITCHEN
STOVE/
MICRO
FRIDGE
LINEN
BATH
BEDROOM
11 X 10
CLOSET
CLOSET
CLOSET
WH
W/D
BATH
WALK-IN
SHOWER
MASTER
BEDROOM
11 X 12

Floor plans are artist's renderings and actual plans may differ from drawings. All room dimensions are approximations only.

CEDAR RIM | 7920 110TH AVENUE SE, #1005 | NEWCASTLE, WA 98056 | T: 425.271.1356 | WWW.CEDARRIMAPTS.COM

KTR Real Estate Advisors, LLC

Cedar Rim Apartments Newcastle, Washington	October 14, 2011 Addenda

FLOOR PLANS: TWO BEDROOM

FOREST GLEN

2 Bed 1 Bath, 1050 sq ft

STORAGE
FIREPLACE
DINING ROOM
10 X 13
LIVING ROOM
11 X 16
BALCONY
BALCONY
ISLAND
DW
KITCHEN
STOVE/MICRO
FRIDGE
BATH
BEDROOM
11 X 10
CLOSET
CLOSET
CLOSET
LINEN
WH
WASHER
DRYER
MASTER
BEDROOM
11 X 12

Floor plans are artist's renderings and actual plans may differ from drawings. All room dimensions are approximations only.

CEDAR RIM | 7920 110TH AVENUE SE, #1005 | NEWCASTLE, WA 98056 | T: 425.271.1356 | WWW.CEDARRIMAPTS.COM

KTR Real Estate Advisors, LLC

Cedar Rim Apartments Newcastle, Washington	October 14, 2011 Addenda

Key
OFFICE
2 BEDROOM
GRILL
PET STATION
CARPORT
COVERED FIREPLACE
N
W
E
S
GATHERING AREA
110TH AVE. SE

Cedar Rim
APARTMENT HOMES

KTR Real Estate Advisors, LLC

Cedar Rim Apartments Newcastle, Washington	October 14, 2011 Addenda
QUALIFICATIONS OF THE APPRAISER
KTR Real Estate Advisors, LLC

Cedar Rim Apartments Newcastle, Washington	October 14, 2011 Addenda
PROFESSIONAL QUALIFICATIONS
TERENCE TENER, MAI, ASA
MANAGING PARTNER

EXPERIENCE	Mr. Tener is a founding principal of KTR Real Estate Advisors LLC. Over the course of his career, Mr. Tener has appraised many prominent commercial properties, including the GM Building, 101 Park Avenue, 500 Park Avenue, 410 Park Avenue, 437 Madison Avenue, 475 Fifth Avenue, the Seagrams Building, 900 Third Avenue, Park Avenue Plaza and the Lever House. In addition, Mr. Tener has served as an expert witness in various federal and state courts including New York, New Jersey, Connecticut and Delaware. He has also valued such notable residential and mixed-use properties as CitiSpire, Metropolitan Tower and River Tower. He has been responsible for the valuation of hotels throughout the United States, including the New York Hilton, Washington Hilton, Pittsburgh Hilton, the American Stanhope and a chain of hotels located in Mexico, owned by Groupo Situr. In addition, Mr. Tener has consulted on the valuation of numerous retail properties, including the Smithaven Mall, Herald Center, Sony Entertainment Center in San Francisco and 730 North Michigan Avenue.

LICENSES	Connecticut Certified General Appraiser
Massachusetts Certified General Appraiser
Missouri Certified General Appraiser
New Hampshire Certified General Appraiser
New Jersey Certified General Appraiser
New York Certified General Appraiser
Vermont Certified General Appraiser
Wyoming Certified General Appraiser
New York Real Estate Broker

MEMBERSHIPS	Appraisal Institute — MAI Designation since 1978
American Society of Appraisers (ASA) — Senior Member and former member of the Board of Governors for the NY Chapter
MBA of New York — Board of Governors
Real Estate Board of New York — Appraisal Committee
National Association of Real Estate Fiduciaries
Long Island Board of Realtors
International Council of Shopping Centers (ICSC)
Mortgage Bankers Association of America
Young Mortgage Bankers Association
Appraisal Institute Metropolitan New York Chapter — Admissions Committee and Ethics Committee
Appraisal Journal Review Committee
New York’s East Side Association — Former director
Cardinal’s Committee of the Archdiocese of New York
KTR Real Estate Advisors, LLC

Cedar Rim Apartments Newcastle, Washington	October 14, 2011 Addenda
PROFESSIONAL QUALIFICATIONS
THOMAS J. TENER
MANAGING PARTNER

EXPERIENCE	Mr. Tener is a founding principal of KTR Real Estate Advisors LLC. He has more than 20 years of broad based experience as a real estate professional, including appraisal, physical condition assessments, environmental site assessments, construction, development, brokerage, property management and receivership. Prior to forming KTR, Mr. Tener was the Chief Operating Officer of a national full service commercial due diligence firm. Under his direction, this firm provided appraisal, environmental, engineering and construction consultation on thousands for investment grade properties annually. Mr. Tener has extensive experience in appraisal, including such unique properties as the former Shoreham Nuclear power plant, the Perimeter Center in Atlanta, GA and numerous trophy office buildings. Mr. Tener has been a guest lecturer and panel member on various appraisal and due diligence topics.

LICENSES	New York Certified General Appraiser #46000033225 New York Real Estate Broker USCG — Third Assistant Engineer Receiver NYS Supreme Court

MEMBERSHIPS	Appraisal Institute — Associate Member
Association of Real Estate Women
MBA of New York
National Association of Real Estate Fiduciaries
Mortgage Bankers Association of America
Young Mortgage Bankers Association
ASTM International

EDUCATION	United States Merchant Marine Academy, Kings Point, NY • BS Marine Engineering • BS Mechanical Engineering and Thermal Systems Design
KTR Real Estate Advisors, LLC

Cedar Rim Apartments Newcastle, Washington	October 14, 2011 Addenda
PROFESSIONAL QUALIFICATIONS
SHAUN KEST
APPRAISER

EXPERIENCE	Shaun Kest is an Appraiser with KTR Real Estate Advisors LLC. He has five years of commercial appraisal experience. Mr. Kest is actively pursuing designation as a member of the Appraisal Institute.

Prior to joining the firm, Mr. Kest worked for the Chatham at North Hills where he assisted in the development of a townhouse community development and for East End Properties where he assisted in the development of a shopping center.

LICENSES	New York Certified General Appraiser #46000049297

MEMBERSHIPS	Appraisal Institute — Associate Member since 2007

EDUCATION	University of Miami, Miami, Florida — BBA (Finance)
Appraisal Institute:

        •          Introduction to Real Estate Appraisal (R-1)

        •          Basic Valuation Principles & Procedures (R-2)

        •          Appraisal Fair Housing (AQ-1)

        •          National USPAP Appraisal Course (15-Hour)

        •          Introduction to Income Property Valuation (G-1)

        •          Principles of Income Property (G-2)

• Applied Income Property Valuation (G-3)
KTR Real Estate Advisors, LLC